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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Investment Technology Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 24, 2018

Dear Fellow Stockholder:

        You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Investment Technology Group, Inc. (the "Annual Meeting"). Our Annual Meeting will be held on Thursday, June 7, 2018 at 11:30 a.m., New York City time. You will be able to attend the Annual Meeting and vote during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ITG2018 and inputting your unique, 16-digit control number included on your Notice Regarding the Availability of Proxy Materials or your proxy card. We continue to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. Our virtual meeting enables increased stockholder attendance and participation from locations around the world.

        We are pleased to again be taking advantage of the Securities and Exchange Commission (the "SEC") rule allowing companies to furnish proxy materials to stockholders electronically because we believe that the e-proxy process expedites our stockholders' receipt of proxy materials, lowers the costs of distribution and reduces the environmental impact of our Annual Meeting. In accordance with this rule, on or about April 24, 2018, we will begin mailing a Notice Regarding the Availability of Proxy Materials to our stockholders of record as of the close of business on April 13, 2018. The Notice contains instructions on how to access our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 ("2017 Annual Report") and vote online.

        Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement, which you are urged to read carefully.

        Your vote is very important to us. Whether or not you plan to attend the meeting, your shares should be represented and voted. After reading the Proxy Statement, please vote your shares through the Internet or the designated toll-free telephone number or, if you received your proxy materials by mail, you can sign and date the enclosed proxy card and return it in the envelope provided to you. Please refer to the section entitled "How do I vote and what are the voting deadlines?" in the Voting Instructions and Information section of the Proxy Statement for a description of these voting methods. We must receive votes submitted via mail, the Internet or touch-tone telephone by 11:59 p.m. New York time on June 6, 2018 in order for them to be counted at the Annual Meeting.

        We are looking forward to our 2018 Annual Meeting of Stockholders. Thank you for your continued support of Investment Technology Group, Inc.

Sincerely,

Francis J. Troise	Minder Cheng
Director, Chief Executive Officer and President	Chairman of the Board of Directors

Investment Technology Group, Inc.
One Liberty Plaza
165 Broadway, 5th Floor
New York, New York 10006

Notice of Annual Meeting of Stockholders
To Be Held June 7, 2018

TIME AND DATE:	11:30 a.m. New York City time, on Thursday, June 7, 2018.
PLACE:	You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/ITG2018 where you will be able to vote electronically during the meeting.
ITEMS OF BUSINESS:	(1) to elect eight (8) directors to the Investment Technology Group, Inc. Board of Directors to serve until the next annual meeting or until successors have been duly elected and qualified.
(2) to approve on an advisory basis the compensation of our named executive officers.
(3) to approve an amendment and restatement of the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan (the "ESPP").
(4) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year.
(5) to transact such other business as may properly come before the Annual Meeting or any one or more adjournments thereof.
This Proxy Statement more fully describes these proposals.
RECORD DATE:	The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on April 13, 2018.
PROXY VOTING:
Please vote your shares through the Internet or the designated toll-free telephone number or, if you received your proxy materials by mail, you can sign and date the enclosed proxy card and return it in the envelope provided to you.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 7, 2018. The Proxy Statement and our 2017 Annual Report are available at www.proxyvote.com.

By Order of the Board of Directors,

Angélique F. M. DeSanto Corporate Secretary

New York, New York
April 24, 2018

        Investment Technology Group, ITG, the ITG logo, POSIT Alert and POSIT Auction are registered trademarks or service marks of the Investment Technology Group, Inc. companies.

VOTING INSTRUCTIONS AND INFORMATION

Who is entitled to vote at the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Investment Technology Group, Inc. (the "Company", "ITG", "we", "us" or "our")?

        Holders of our common stock as of the close of business on April 13, 2018 (the "Record Date") may vote at the Annual Meeting. On the Record Date, 33,017,026 shares of our common stock were outstanding and entitled to vote at the Annual Meeting.

        Stockholders at the close of business on the Record Date may examine a list of all stockholders of record as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding, or at, the Annual Meeting.

How many votes do I have?

        You are entitled to one vote for each share of common stock you own for each matter to be voted on at the Annual Meeting. Cumulative voting is not allowed.

What matters will be voted on at the Annual Meeting?

        There are four proposals scheduled to be voted on at the meeting:

  •
  Election of eight (8) directors to serve until the next annual meeting or until their successors have been duly elected and qualified.

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  Advisory (non-binding) vote to approve named executive officer compensation (commonly referred to as the "say-on-pay" proposal).

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  Approval of an amendment and restatement of the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan.

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  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. A representative of KPMG LLP is expected to be in attendance at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires.

How does the Investment Technology Group, Inc. Board of Directors ("Board of Directors" or "Board") recommend I vote?

        Our Board of Directors recommends that you vote:

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  FOR each of the nominees to the Board of Directors.

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  FOR the approval, on an advisory basis, of the say-on-pay proposal.

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  FOR the approval of an amendment and restatement of the ESPP.

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  FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        Stockholders of Record.    You are a stockholder of record if, at the close of business on the Record Date, your shares were registered directly in your name with the Company's transfer agent, Computershare Trust Company. This Proxy Statement and any accompanying documents have been provided directly to you by the Company.

        Beneficial Owner.    You are a beneficial owner if, at the close of business on the Record Date, your shares were held by a brokerage firm, bank or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in "street name" and this Notice and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares only with respect to the proposal related to the ratification of the appointment of KPMG as our independent registered public accounting firm. Please see "What if I do not specify how my shares are to be voted?" below for additional information.

How do I vote and what are the voting deadlines?

        Stockholders of Record.    If you are a stockholder of record, you may vote in the following ways:

  •
  By Internet.  You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. If you vote by Internet, you do not need to return a proxy card by mail. You will need the 16-digit Control Number included on your Notice Regarding the Availability of Proxy Materials or your proxy card in order to vote by Internet. Internet voting via www.proxyvote.com is available 24 hours a day until 11:59 p.m., New York time, on June 6, 2018.

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  By Telephone.  You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. If you vote by telephone, you do not need to return a proxy card by mail. You will need the 16-digit Control Number included on your Notice Regarding the Availability of Proxy Materials or your proxy card in order to vote by telephone. Telephone voting is available 24 hours a day. To be valid, your vote by telephone must be received by 11:59 p.m., New York time, on June 6, 2018.

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  By Mail.  If you have received a printed copy of the proxy materials from us by mail, you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. To be valid, your vote by mail must be received by June 6, 2018.

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  At the Annual Meeting.  You can vote your shares during the Annual Meeting via the Internet by following the instructions at www.virtualshareholdermeeting.com/ITG2018.

        Beneficial Owners.    If you are a beneficial owner, you may vote by submitting voting instructions to your broker or other nominee holding your shares. You should follow the instructions in the Notice Regarding the Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted via the Internet at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

Can I revoke or change my vote after I submit my proxy?

        Stockholders of Record.    Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may revoke your proxy and change your vote by:

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  Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., New York time, on June 6, 2018;

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  Submitting a properly-signed proxy card with a later date that is received no later than June 6, 2018;

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  Attending the Annual Meeting and voting via www.virtualshareholdermeeting.com/ITG2018; or

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  Sending a written statement to that effect to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, or Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary, provided that any such statement is received no later than June 6, 2018.

        Beneficial Owners.    If you are a beneficial owner, you may submit new voting instructions by contacting your broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting or online, provided that you obtain a legal proxy, executed in your favor, from the broker or other nominee giving you the right to vote the shares.

        Attending the Annual Meeting will not automatically revoke a proxy that was submitted through the Internet or by telephone or mail.

How are votes counted?

        If you properly submit your proxy by Internet, telephone or mail, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

What will happen if I do not vote my shares?

        Stockholders of Record.    If you are a stockholder of record and you do not vote via the Internet, by telephone, by proxy card, or via the Internet at the Annual Meeting, your shares will not be voted at the Annual Meeting.

        Beneficial Owners.    If you are the beneficial owner of your shares, and you do not instruct your broker or nominee on how to vote your shares, your broker or nominee may exercise its discretion to vote on some proposals at the Annual Meeting, but not all. Under the rules of the New York Stock Exchange ("NYSE"), your broker or nominee does not have discretion to vote your shares on non-routine matters such as the proposals related to the election of directors, approval of the say-on-pay proposal and approval of the amendment and restatement of the ESPP. However, your broker or nominee does have discretion to vote your shares on routine matters such as the ratification of the appointment of our independent registered public accounting firm and any other routine matters properly presented for a vote at the Annual Meeting.

What if I do not specify how my shares are to be voted?

        Stockholders of Record.    If you are a stockholder of record and you submit a proxy but you do not provide voting instructions on the proxy, your shares will be voted as follows:

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  FOR the election of ITG's director nominees;

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  FOR the approval of the Company's named executive officer compensation;

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  FOR the approval of the amendment and restatement of the ESPP;

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  FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for our fiscal year ending December 31, 2018;

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  and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

        Beneficial Owners.    If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on your behalf. Under the rules of the NYSE, your broker or nominee does not have discretion to vote your shares on non-routine matters such as the proposals related to the election of directors, approval of the say-on-pay proposal and approval of the amendment and restatement of the ESPP. However, your broker or nominee does have discretion to vote your shares on routine matters such as the ratification of the appointment of our independent registered public accounting firm and any other routine matters properly presented for a vote at the Annual Meeting.

How many votes are required to transact business at the Annual Meeting?

        A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business). Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

How many votes are required to approve each proposal?

        The election of directors in uncontested elections is determined by a majority of the votes cast at any meeting for the election of directors at which a quorum is present. A majority of the votes cast means that the number of votes cast FOR a director's election must exceed the number of votes cast AGAINST that director in order for the director to be elected. Abstentions and broker non-votes will not be counted as votes cast FOR or AGAINST the director.

        For each of the other proposals, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter is required for approval.

What is the effect of abstentions and broker non-votes?

        Abstentions.    With respect to each of the proposals, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on the election of directors, it will have no effect on the election of directors. If you ABSTAIN from voting on any of the other proposals, the abstention will have the same effect as an AGAINST vote.

        Broker Non-Votes.    Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. The proposal related to the ratification of the appointment of KPMG LLP is considered a routine matter and a broker will be permitted to exercise its discretion. All of the other proposals, meaning those related to the election of directors, approval of the say-on-pay proposal and approval of the amendment and restatement of the ESPP are considered non-routine matters and a broker will lack the authority to vote uninstructed shares at its discretion on these proposals. Accordingly, if you are a beneficial owner and you do not submit voting instructions to your broker, your shares will not have any effect on the outcome of the election of the director nominees at the Annual Meeting, the advisory vote pertaining to say-on-pay or the proposal relating to the ESPP.

Who will count the votes?

        Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

Who pays for the expenses of this proxy solicitation?

        We bear the cost of soliciting proxies for the Annual Meeting. Our directors, officers and employees may solicit proxies on behalf of our Board of Directors through regular and electronic mail, telephone, fax and personal contact. Alliance Advisors, LLC has been retained to assist in soliciting proxies for a fee of $20,000, plus distribution costs and other expenses. Directors, officers and employees of the Company will receive no additional compensation for soliciting proxies but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of our stock that those brokerage firms, banks, custodians and fiduciaries hold of record.

Could other matters be decided at the Annual Meeting?

        We do not expect any other items of business to be brought before the Annual Meeting. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to the persons named on the proxy card with respect to any other matters that might be brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Are you "householding" for stockholders sharing the same address?

        Yes. The SEC's rules regarding the delivery of proxy materials to stockholders permit us to deliver a single copy of these documents to an address shared by two or more of our stockholders who do not participate in electronic proxy material delivery. This method of delivery is called "householding," and it can reduce our printing and mailing costs. It also reduces the volume of mail you receive. If you requested to receive proxy materials by mail, we will deliver only one set of proxy materials to you if you share an address with another stockholder, unless we receive instructions to the contrary from one or more of the stockholders at your address. If you would like to receive proxy materials by mail, we will promptly mail you proxy materials upon written request to our Corporate Secretary at Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006. The same address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Why hold a virtual meeting?

        We continue to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We began holding a virtual meeting in 2012. At that time, we considered a number of factors, including the technologies available to us, the cost of our Annual Meeting and the historical level of stockholder attendance in person, as compared to the use of other communications such as Internet or telephone. We noted at that time that only a very small number of stockholders, generally less than 5, attended our Annual Meeting in person. We evaluate annually the method of holding the Annual Meeting, taking into consideration the above factors as well as business and market conditions and the proposed agenda items. We continue to believe that holding our Annual Meeting virtually over the Internet is the right approach for our company, as a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world.

        You will be able to attend the Annual Meeting online and submit your questions during the meeting to the entire Board or individual directors by visiting www.virtualshareholdermeeting.com/ITG2018. You also will be able to vote your shares electronically at the Annual Meeting.

Annual Report to Stockholders, Proxy Statement, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Board Committee Charters

        Our 2017 Annual Report and this Proxy Statement are available through our website at investor.itg.com, under SEC Filings and at www.proxyvote.com. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which govern our directors, officers and employees, and the charters for each of our Audit, Compensation, Nominating and Corporate Governance, Technology and Capital Committees are available on our website at investor.itg.com/corporate-governance/highlights.

 PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The number of directors to be elected at the Annual Meeting has been fixed at eight (8) by our Board of Directors. Such directors will be elected to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

        The election of directors in uncontested elections is determined by a majority of the votes cast at any meeting for the election of directors at which a quorum is present. A majority of the votes cast means that the number of votes cast FOR a director's election must exceed the number of votes cast AGAINST that director in order for the director to be elected. Any incumbent nominee who does not receive a majority of votes cast in an uncontested election is expected to promptly tender his resignation to the Board of Directors in accordance with our By-laws. The Nominating and Corporate Governance Committee of the Board, without participation by any director tendering his resignation, will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board, without participation by any director tendering his resignation, will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee's recommendation, and publicly disclose its decision and the rationale behind the decision within 90 days from the date of the certification of the election results. The voting standard for directors in a contested election is a plurality of the votes cast at the meeting.

        Each nominee listed below has been nominated for election by our Board of Directors based on a recommendation from the Nominating and Corporate Governance Committee and has consented to serve as a director if elected. In the event that any nominee is unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the Board of Directors or the Board of Directors may elect to reduce the number of directors. All of the nominees for election as a director are presently members of the Board of Directors.

Nominees to Board of Directors

        When assessing the qualifications of a particular person to serve as a director, our Nominating and Corporate Governance Committee and our Board of Directors consider an individual candidate's skills and experience as well as the collective skills and experience of our Board members taken as a whole. The objective of this assessment is to constitute a board that has the best skill set and experience to oversee the Company's business and to ensure that the Board has the appropriate mix of skills needed for the broad set of challenges that it confronts. Our current directors have a combined wealth of experience derived from extensive service as executives, investors and/or board members, as well as in government, and possess substantive knowledge and skills applicable to our business, including experience in the following areas:

• Financial Services • Technology • Accounting, Audit and Financial Reporting • International Business	• Risk Management • Legal and Regulatory Compliance • Strategic Planning • Corporate Finance	• Compensation • Corporate Governance • Management Experience • Management Succession • Public Company Experience

        In light of the individual skills, experiences and qualifications of each of our director nominees and the contributions that our nominees have made to our Board, our Board has concluded that each of the director nominees should be re-elected. Director biographies below describe each director's qualifications and relevant experience in more detail.

Name	Age	Position
Brian G. Cartwright	70	Director
Minder Cheng	54	Chair
Timothy L. Jones	62	Director
R. Jarrett Lilien	56	Director
Kevin J. Lynch	49	Director
Lee M. Shavel	51	Director
Francis J. Troise	52	Director, Chief Executive Officer and President
Steven S. Wood	60	Director

        Brian G. Cartwright has been a director since January 2016. Since 2012, Mr. Cartwright has been a Senior Advisor at Patomak Global Partners LLC, a regulatory consulting firm. Mr. Cartwright also currently serves on the board of directors of HCP, Inc., a real estate investment trust that invests primarily in real estate serving the healthcare industry in the United States. From 2009 to 2011, Mr. Cartwright was Senior Advisor at the law firm of Latham & Watkins LLP. From 2006 to 2009, Mr. Cartwright served as General Counsel of the Securities and Exchange Commission. Between 1988 and 2005, Mr. Cartwright was a partner with Latham & Watkins LLP, where he served in various senior management positions, including as the Global Chair of the Public Company Representation Practice Group and a member of the firm's Executive Committee. From 1981 through 1982, Mr. Cartwright served as a law clerk to Associate Justice Sandra Day O'Connor on the U.S. Supreme Court. Mr. Cartwright has served since 2012 as a member of the board of trustees of the Pacific Legal Foundation, a nonprofit provider of legal services. Mr. Cartwright brings to our Board significant regulatory and legal experience, as well as extensive corporate governance expertise and knowledge of current governance trends and best practices.

        Minder Cheng has been Chair of our Board of Directors since January 2016 and a director since November 2010. In October 2014, Mr. Cheng co-founded, and is a Managing Member of ThirdStream Partners, LLC, a private investment company. Mr. Cheng also currently serves as a Senior Advisor at Executive Networks, an executive peer electronic network, and an Advisor at Armanta, Inc., an integrated business intelligence platform. In addition, Mr. Cheng is Chair of the board of directors of MediaCrossing Inc., an independent digital media trading company, where he has served on the board since January 2013. From December 2009 until July 2010, Mr. Cheng served as Chief Investment Officer for Index Equity and Capital Markets globally at BlackRock Inc. ("BlackRock"). Mr. Cheng joined BlackRock at the time of its 2009 merger with Barclays Global Investors ("BGI"), where he worked in a variety of capacities for the prior 10 years. Most recently, from May 2008 until December 2009, Mr. Cheng served as Chief Investment Officer of BGI's Equity and Capital Markets division worldwide. In addition, from July 2000 to May 2008, he held several other key positions at BGI, including Chief Investment Officer for active equity products and Global Head of Trading. Prior to BGI, Mr. Cheng held research, strategy and proprietary trading roles at Convergence Asset Management in Connecticut, Sumitomo Finance International in London, Salomon Brothers in Tokyo and the NYSE in New York. Mr. Cheng brings to our Board valuable insights on market structure as well as the priorities and challenges facing our major clients and a keen perspective on the Asia Pacific marketplace, together with his deep understanding of boards of directors.

        Timothy L. Jones CBE has been a director since March 2005. Mr. Jones is the co-inventor of Tibado Digital Cash and, from April 2014 until March 2017, he served as Chief Executive Officer and a member of the board of directors of Tibado Limited. From October 2007 until July 2010, Mr. Jones was Chief Executive Officer and director of the Personal Accounts Delivery Authority ("PADA"), a non-departmental public body of the Department for Work and Pensions within the United Kingdom government. From July 2010 until September 2015, Mr. Jones was Chief Executive Officer of the National Employment Savings Trust Corporation, also a non-departmental public body of the Department for Work and Pensions within the United Kingdom government and the successor organization to PADA. Mr. Jones served on the board of directors of the Rotman International Centre for Pension Management from September 2011 through September 2015. From December 2002 to January 2005, Mr. Jones was the Chief Executive Officer of Simpay Limited, a mobile phone payment system company. Mr. Jones co-founded Purseus, a company developing a new architecture for correspondent banking, and was Chief Executive Officer of Purseus from April 2000 to November 2002. Prior to that, for 17 years, Mr. Jones was at National Westminster Bank PLC where he held various positions in the Operations, Information Technology Strategy and Policy, Mondex, Electronic Markets and Retail Banking Services divisions, eventually becoming a Managing Director in 1996 and Chief Executive of the Retail Banking Services Division in 1999. Mr. Jones brings to our Board significant executive experience and a strong background in technology.

        R. Jarrett Lilien has been a director since April 2015. He has served as Executive Vice President and Head of Emerging Technologies of WisdomTree Investments, Inc., an asset management company that focuses on exchange-traded funds ("WisdomTree"), since November 2017. He also served on the board of directors of WisdomTree through December 2017. Mr. Lilien served as our Interim President and Chief Executive Officer from August 2015 to January 2016. In 2008, he founded and has since been the Managing Partner of Bendigo Partners, LLC, a venture capital investment firm. He also served as the Chief Executive Officer of Kapitall Inc. from September 2012 to July 2014. From 2003 to 2008, Mr. Lilien served as the President and Chief Operating Officer of E*TRADE Financial Corporation. Previously, Mr. Lilien was President and Chief Brokerage Officer at E*TRADE Securities, Inc. Prior to joining E*TRADE, Mr. Lilien spent 10 years as Chief Executive Officer at TIR (Holdings) Limited, a global institutional broker, which E*TRADE acquired in 1999. Mr. Lilien brings to our Board extensive management experience and client perspective, coupled with broad knowledge of the financial services industry.

        Kevin J. Lynch has been a director since March 2016. Mr. Lynch is currently a private investor. From 2001 through 2010, Mr. Lynch worked at JANA Partners LLC, a value-oriented investment advisor specializing in event-driven investing, where he was a partner and portfolio manager. In 2004 he served on the board of directors of InterCept, Inc., a publicly traded financial technology firm. From 1999 to 2001, he was an analyst at Sagaponack Partners. From 1995 through 1997, Mr. Lynch was an associate at Cornerstone Equity Investors, a private equity firm. From 1990 through 1995, he worked in various areas at Prudential Investments. Mr. Lynch brings to our Board significant experience in the financial services industry and an institutional investor perspective.

        Lee M. Shavel has been a director since January 2016. He has served as Executive Vice President and Chief Financial Officer of Verisk Analytics, Inc., a leading data analytics provider serving customers in insurance, natural resources, and financial services, since November 2017. From May 2011 to January 2016, Mr. Shavel served as Chief Financial Officer and Executive Vice President of Corporate Strategy at Nasdaq, Inc. ("Nasdaq"). Prior to joining Nasdaq, Mr. Shavel spent 18 years at Bank of America Merrill Lynch where he was Americas Head of Financial Institutions Investment Banking and prior to that Global Chief Operating Officer and Head of Finance, Securities and Technology in the Financial Institutions Group. Mr. Shavel joined Merrill Lynch & Co. in 1993 after four years at Citicorp. Mr. Shavel brings to our Board significant experience in finance and accounting matters, risk management and strategic planning, and has extensive knowledge of the financial services industry.

        Francis J. Troise has been a director and the Chief Executive Officer and President of the Company since January 2016. Prior to joining the Company and since July 2014, Mr. Troise was global head of Execution Services at J.P. Morgan, the investment banking arm of JPMorgan Chase & Co., where he oversaw cross-asset class execution. From April 2010 through July 2014, Mr. Troise was global head of Equities Electronic Client Solutions at J.P. Morgan, where he oversaw the electronic trading business. From September 2008 through April 2010, he was the global head of Equities Electronic Trading at Barclays Capital. From March 2005 to September 2008, he worked at Lehman Brothers Holdings Inc., where he served as the U.S. Head of Equities Electronic Trading, and from 1997 to 2005, he was employed by ITG Inc., a subsidiary of the Company, where in his last position he served as a Managing Director, responsible for client site sales and trading. During the last five years, Mr. Troise served on the board of directors of BIDS Holdings GP LLC, Chi-X Global Holdings LLC, and Neovest, Inc. With his 28 years of financial and consulting experience, Mr. Troise brings to our Board an in-depth knowledge of the capital markets and financial technology businesses and specific knowledge of the Company by virtue of his prior employment with us and his current role as our Chief Executive Officer and President.

        Steven S. Wood has been a director since February 2010. Mr. Wood established in 2010, and is now the sole owner and director of, Global Buy Side Trading Consultants Limited, a consulting company for financial institutions. Mr. Wood served on the European Securities Market Authority Consultative Working Group on Secondary Markets from June 2010 until June 2012. In addition, from March 2010 until August 2012, Mr. Wood served on the board of Olivetree Securities Ltd., a global financial services firm. From 2002 until March 2010, Mr. Wood was the Global Head of Trading at Schroders Investment Management, a London-based asset management firm. Prior to joining Schroders in 2002, Mr. Wood spent 28 years at J.P. Morgan in a variety of roles, including head of European and Asian trading in the asset management division. Mr. Wood was also the Chair of the Investment Managers Association Trading Committee from March 2008 to February 2010 and Chair of the NYSE / Euronext European Institutional Advisory Committee from March 2008 until March 2010. Mr. Wood brings to our Board extensive experience in trading matters and a keen perspective on the priorities and challenges facing our major customers.

        Our Board of Directors unanimously recommends that you vote "FOR" the election of each of the nominees listed above to the Board of Directors.

 DIRECTOR COMPENSATION

        We aim to provide a competitive compensation program to enable the continued attraction and retention of highly qualified non-employee directors. The program is designed to address the time, effort, expertise and accountability required of active Board membership and to align their interests with those of our stockholders. The Compensation Committee is responsible for periodically reviewing our directors' compensation practices and compares them against the practices of the companies in our executive compensation peer group as well as the market as a whole. The Compensation Committee submits its recommendations for director compensation to the full Board for approval. Mr. Troise does not receive any additional compensation for serving as a director.

2017 Director Compensation

        During 2017, our Chair received an annual retainer of $105,000 and each of our other non-employee directors received an annual retainer of $70,000, each payable in quarterly installments. Board committee chair annual retainers were $25,000 for the Audit Committee chair, $15,000 for the Compensation Committee chair, and $10,000 for all other Board committee chairs, each payable in quarterly installments. Board committee member annual retainers (other than the committee chairs) were $10,000 for Audit Committee members, $7,500 for Compensation Committee members and $5,000 for members of all the other Board committees, each payable in quarterly installments. Under our Amended and Restated Directors' Retainer Fee Subplan (the "Directors' Retainer Fee Subplan"), adopted in 2002, the annual Board retainer fee, together with the annual Committee retainer fee, is payable, at the election of each director, either in (i) cash, (ii) ITG common stock with a value equal to the retainer fee on the grant date or (iii) under a deferred compensation plan which provides deferred share units with a value equal to the retainer fee on the grant date which convert to freely sellable shares when the director retires from our Board of Directors. Directors are also entitled to receive a special meeting fee of $1,000 per special meeting, which will only be paid (x) for special Board or Committee meetings that were not already included on the Board schedule at the beginning of a particular calendar year and (y) after a minimum of five meetings have been held for the Board or a Committee.

        The Board believes this hybrid program of retainer fees, together with the payment of special meeting fees in limited circumstances, will allow the Company to provide generally consistent director compensation over time, ease the administration and predictability of the program and adequately compensate our non-employee directors for their contributions in years where additional special meetings are required.

        Under our Amended and Restated Directors' Equity Subplan (the "Directors' Equity Subplan") adopted in January 2006, and most recently amended and restated in January 2017, we will grant newly-appointed non-employee directors initial restricted stock unit awards valued at $100,000 at, or shortly after, the time of appointment to the Board of Directors. These restricted stock units vest in equal installments on the first, second and third anniversaries of the date of grant. In addition, on the day of each of our annual meetings of stockholders at which directors are elected or reelected by the Company's stockholders, each non-employee director who is elected or reelected to serve as a director of the Company at such meeting will be granted restricted stock units in an amount to be determined by the Compensation Committee. For the 2017 award, the value of the annual restricted stock unit award granted to the Chair was $120,000 and the value of the annual restricted stock unit award granted to each of the other non-employee directors was $80,000. These annual restricted stock units fully vest on the day immediately preceding the Company's next annual meeting of stockholders at which directors are elected. The shares related to such initial and annual restricted stock unit awards are distributed at the time of vesting unless such distribution is deferred, at the election of each director, until such director resigns from our Board of Directors. For awards granted prior to January 23, 2017, vesting accelerates upon a change in control of the Company or if the director ceases to serve as a non-employee director due to his death or disability. On January 23, 2017, the Compensation Committee amended the Directors' Equity Subplan to provide that, for awards granted on or after January 23, 2017, vesting accelerates upon termination of service by the Company for any reason other than cause on or following a change in control of the Company. Vesting is also accelerated for such awards if the director ceases to serve as a non-employee director due to his death or disability.

        Each director may participate in our Charitable Gifts Matching Program pursuant to which we match 100% of the charitable contributions made by such director up to a maximum dollar amount of $2,000 per person per year.

        The Board adopted stock ownership guidelines for our non-employee directors effective January 1, 2006 in order to more closely align their interests with the long-term interests of our stockholders. Under the guidelines, non-employee directors are required to beneficially own shares of our common stock and Company restricted share units (both vested and unvested) having an aggregate value of at least three times the annual Board cash retainer of the individual director. Stock ownership must be achieved by each director within three years after the director's first election or appointment to the Board. To ensure achievement of the ownership goals, directors who have not yet attained the required level of ownership at the end of the three-year period must elect to receive at least one half of the director's annual cash retainer in the form of common stock or deferred share units until such time as the stock ownership levels have been satisfied. As of December 31, 2017, each member of the Board on that date was in compliance with his ownership guideline.

Director Compensation Table

        The following table sets forth the total director compensation in 2017.

Name	Fees earned or paid in cash ($)(1)(2)	Stock Awards ($)(2)(3)	Total ($)

(a)	(b)	(c)	(d)
Brian G. Cartwright	91,000	78,943	169,943
Minder Cheng	125,556	118,405	243,961
Timothy L. Jones	91,000	78,943	169,943
R. Jarrett Lilien	90,500	78,943	169,443
Kevin J. Lynch	86,000	78,943	164,943
Lee M. Shavel	101,000	78,943	179,943
Steven S. Wood	98,052	78,943	176,995

(1)
The amounts shown in column (b) include the annual Board and Committee retainers earned by each director and special meeting fees, as applicable. Mr. Cheng elected to receive his annual Board and Committee retainers in ITG common stock. Mr. Wood elected to receive his annual Board and Committee retainers in deferred ITG common stock.

(2)
The following chart shows (a) the annual restricted stock units granted to each of the directors and (b) with respect to Mr. Cheng, any shares of ITG common stock, and with respect to Mr. Wood, any deferred share units, received as payment for the 2017 annual Board and Committee retainer fees, together with the fair value of such awards:

Name	Grant Date	Number of Units(a)		Fair Value at date of grant

Brian G. Cartwright	6/8/17	3,971		78,943
Minder Cheng	1/1/17	1,552	(b)	30,636
	4/1/17	1,513	(b)	30,638
	6/8/17	5,956		118,405
	7/1/17	1,431	(b)	30,638
	10/1/17	1,368	(b)	30,643
Timothy L. Jones	6/8/17	3,971		78,943
R. Jarrett Lilien	6/8/17	3,971		78,943
Kevin J. Lynch	6/8/17	3,971		78,943
Lee M. Shavel	6/8/17	3,971		78,943
Steven S. Wood	1/1/17	1,204	(b)	23,767
	4/1/17	1,173	(b)	23,753
	6/8/17	3,971		78,943
	7/1/17	1,110	(b)	23,765
	10/1/17	1,061	(b)	23,766

(a)
As of December 31, 2017, Messrs. Jones and Wood each had 3,971 restricted stock units outstanding and Messrs. Cartwright, Cheng, Lynch and Shavel had 7,884, 5,956, 6,910 and 7,640 restricted stock units outstanding, respectively. Mr. Lilien had 27,018 restricted stock units outstanding, of which (i) 5,104 restricted stock units relate to compensation he received for service as a director and (ii) 21,914 restricted stock units relate to compensation he received when he served as our Interim Chief Executive Officer between August 2015 and January 2016. As of December 31, 2017, Messrs. Cheng, Jones, Lilien, Lynch and Wood had, in the aggregate, 1,027, 59,046, 2,264, 5,680 and 62,924 deferred share units outstanding, respectively.

(b)
The amounts shown represent, with respect to Mr. Cheng, shares of ITG common stock, and with respect to Mr. Wood, deferred share units, received as payment for the 2017 annual Board and Committee retainer fees under the Directors' Retainer Fee Subplan.
(3)
The amounts shown in column (c) represent the aggregate grant date fair value of restricted stock unit awards granted to each of the directors, as determined pursuant to Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The fair value of the stock awards for 2017 was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2017 Annual Report, which are incorporated herein by reference.

EXECUTIVE OFFICERS

        The executive officers of our Company are appointed by our Board of Directors. Other than Mr. Troise, for whom information is provided above, the following sets forth information as to the other executive officers of the Company.

Name	Age	Position
Robert J. Boardman	50	Managing Director and Chief Executive Officer of ITG's European Operations
Michael Corcoran	51	Managing Director and Chief Executive Officer of ITG's Asia Pacific Operations
Angélique F. M. DeSanto	43	Managing Director, General Counsel and Corporate Secretary
Peter A. Goldstein	54	Managing Director and Global Head of Human Resources
Etienne Phaneuf	44	Managing Director and Chief Executive Officer of ITG's Canadian Operations
Brian Pomraning	43	Managing Director and Global Head of Product Management
Steven R. Vigliotti	50	Managing Director, Chief Financial Officer and Chief Administrative Officer

        Robert J. Boardman has served as a Managing Director and the Chief Executive Officer of our European Operations since June 2010. From 2006 to June 2010, Mr. Boardman served as head of ITG's European algorithmic trading. Prior to joining ITG, Mr. Boardman spent 12 years at Goldman Sachs in various positions including executive director on the electronic transaction services sales team and head of connectivity for the equities division.

        Michael Corcoran has served as a Managing Director and Chief Executive Officer of our Asia Pacific Operations since January 2017. Prior to that, he served as a Managing Director and Joint Chief Executive Officer of our Asia Pacific Operations since January 2015. He joined our Company in 2002 and has held roles including head of sales and trading, responsible for client management and sales across Asia Pacific. Prior to joining ITG, Mr. Corcoran worked as head of sales and trading for BBY Limited, a boutique Australian investment bank.

        Angélique F. M. DeSanto has served as a Managing Director and our General Counsel and Corporate Secretary since August 2015. She joined ITG in 2006 and is responsible for all legal and regulatory matters. Prior to joining ITG, Ms. DeSanto spent over three years as a corporate associate at Weil, Gotshal & Manges.

        Peter A. Goldstein has served as a Managing Director and our Global Head of Human Resources since September 2007. Prior to joining ITG in September 2007, Mr. Goldstein was the Head of Human Resources for RREEF, the Alternative Investments Division of Deutsche Bank. Mr. Goldstein began his career in 1987 at Laventhol & Horwath, a public accounting firm and subsequently spent nine years in human resources at J.P. Morgan, both in the United States and abroad.

        Etienne Phaneuf has served as a Managing Director and the Chief Executive Officer of our Canadian Operations since July 2015. In July 2016, he was also named our Global Head of Portfolio Trading. Mr. Phaneuf joined ITG as a portfolio trader in 2000 and has been a member of the Canadian executive team since 2005. From 2005-2015 he was co-head of sales and from January 2015 to July 2015 he was head of sales and trading. Prior to ITG, he held institutional trading roles at TD Securities and CT Securities.

        Brian Pomraning has served as a Managing Director and our Global Head of Product Management since January 2017. He joined our Company in September 2016 and served as Global Head of Strategy and Planning through January 2017. He is responsible for leading our liquidity, execution, analytics and workflow solutions product teams and the technology organization. From 2010 to 2016, Brian served in various roles at J.P. Morgan, mostly recently as a managing director running EMEA Equities Execution Services. Brian has also held sales and product roles at Bloomberg Tradebook, Lehman Brothers and Barclays Capital across equities, futures and options.

        Steven R. Vigliotti has served as a Managing Director and our Chief Financial Officer since February 2010 as well as our Chief Administrative Officer since January 2017. Mr. Vigliotti joined ITG in 2010 from NYFIX (which was acquired by NYSE Technologies, Inc. in 2010 and subsequently by ULLINK Inc. in 2014), where he served as Chief Financial Officer since January 2006. Prior to joining NYFIX, he was Chief Financial Officer, Treasurer and Chief Accounting Officer of Maxcor Financial Group (which was acquired by BGC Partners in 2005) and was Chief Financial Officer for a number of its Euro Brokers inter-dealer brokerage subsidiaries. Mr. Vigliotti began his career in public accounting and was an Audit Partner in BDO Seidman's financial services group.

CORPORATE GOVERNANCE

Board Meetings; Committees; and Director Nomination Process

        Our Board of Directors held 7 meetings during 2017 and each member of the Board of Directors attended at least 75% of the aggregate number of Board and committee meetings during the period he served on the Board and committees, as applicable. Our non-management directors meet in regularly scheduled executive sessions without any management or management directors present. Our Chair, Mr. Cheng, presided over such executive sessions in 2017.

        Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Capital Committee and a Technology Committee. Each committee operates under a written charter adopted by the Board, as amended from time to time. These charters are published on our website at investor.itg.com/corporate-governance/highlights. Each committee of the Board of Directors is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties and any expenses in connection with such advice or assistance will be borne by the Company. There were a total of 26 committee meetings in 2017. The table below indicates the current members of our Board committees and the number of meetings each committee held in 2017:

Non-employee Director	Audit	Compensation	Nominating and Corporate Governance	Capital	Technology

Brian G. Cartwright	✓		✓		✓
Minder Cheng		✓	C
Timothy L. Jones	✓				C
R. Jarrett Lilien		✓		C
Kevin J. Lynch	✓			✓
Lee M. Shavel	C			✓
Steven S. Wood		C	✓		✓
Number of 2017 Meetings	8	10	2	4	2

  "C" indicates Chair of the committee

  Audit Committee

        As determined by the Board, all of the members of the Audit Committee meet the independence requirements, financial literacy and other criteria established by the NYSE. The Audit Committee is appointed by the Board to be directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee also assists the Board in oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent registered public accounting firm's qualifications and independence and (4) the performance of the Company's internal audit function and independent auditors. These functions are described more fully under "Report of the Audit Committee." Our Board of Directors has determined that Mr. Shavel, Chair of the Audit Committee, and Messrs. Cartwright and Lynch are each an "audit committee financial expert" as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Compensation Committee

        As determined by the Board, all of the members of the Compensation Committee meet the independence requirements of the NYSE. The Compensation Committee is appointed by the Board and has overall responsibility for approving and evaluating our compensation plans, policies and programs for our directors and key executives.

        The Compensation Committee's authority and responsibilities also include the following:

  •
  Annually (and, with respect to directors, periodically) review and, to the extent required, make recommendations to the Board with respect to the compensation programs of all non-employee directors and senior executives (including each of the named executive officers) including incentive-compensation plans and equity-based plans and oversee administration of these plans and discharge the responsibilities imposed on the Compensation Committee by any of these plans.

  •
  Annually review and approve, for our Chief Executive Officer and our other senior executives:

  •
  The annual base salary level;

  •
  The variable incentive compensation level (including the mix of cash and equity);

  •
  Employment agreements, severance arrangements and change-in-control agreements/provisions, as appropriate; and

  •
  Any special or supplemental benefits, as appropriate.

  •
  Exercise the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of compensation for the Chief Executive Officer, the other senior executives and the non-employee directors, including sole authority to approve any compensation consultant's fees and other retention terms.

  •
  Annually review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer's performance in light of these goals and objectives, report the results of such evaluation to the Board, and set the Chief Executive Officer's compensation levels based on this evaluation.

        Since December 2007, the Compensation Committee has engaged McLagan as its compensation consultant. At the direction of the Company, services provided by McLagan include senior management and director peer group analysis, review of compensation philosophy, competitive compensation benchmarking for the senior executives and directors, industry research on competitive design of compensation programs, presentation and analysis of compensation design alternatives and other technical advice. The consultants did not provide recommendations on compensation decisions for individual senior executives.

        The Company requested and received information from McLagan addressing potential conflicts of interest, including information regarding the following: (1) other services provided to the Company by the consultant; (2) fees paid by the Company as a percentage of the consulting firm's total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from our directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that the work of the consultant did not raise any conflict of interest.

        The Compensation Committee may delegate its authority to subcommittees as the Compensation Committee deems appropriate. In January 2016, the Compensation Committee delegated to a Section 162(m) subcommittee its authority to approve performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee determined it would be advisable to establish this subcommittee to review and approve certain compensation that is intended to be performance-based compensation for purposes of Section 162(m). The members of the Section 162(m) subcommittee are Messrs. Wood and Cheng, each of whom satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Code.

        At the Compensation Committee's request, members of management attend portions of Compensation Committee meetings. During 2017, they included the Chief Executive Officer, Chief Financial Officer, Global Head of Human Resources and General Counsel. On an annual basis, the Chief Executive Officer presents a summary of his performance appraisal of each of our senior executives, including each of the named executive officers, along with his compensation recommendations.

        At each Compensation Committee meeting, the Compensation Committee had the opportunity to call for an executive session. No members of management, consultants or other outsiders attended executive sessions, except, in some circumstances, consultants from McLagan. Among other topics, discussions and decisions regarding Chief Executive Officer compensation took place during these executive sessions.

  Nominating and Corporate Governance Committee

        As determined by the Board, all of the members of the Nominating and Corporate Governance Committee meet the independence requirements of the NYSE. The Nominating and Corporate Governance Committee is appointed by the Board (1) to identify individuals qualified to become Board members, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders, (2) to develop and recommend to the Board the corporate governance guidelines applicable to the Company, (3) to oversee a review of the Board's and its committees' performance and (4) to recommend to the Board director nominees for chairman and membership appointments for each committee, including the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new and existing Board members, as well as the composition of the Board as a whole. This assessment includes members' qualifications as independent, as well as consideration of the diversity, age, skills, and experience of the members in the context of the perceived needs of the Board at the time. The Nominating and Corporate Governance Committee's process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and senior executives of the Company; firms that specialize in identifying director candidates (which firms may earn a fee paid by the Company); persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, stockholders of the Company. When the Nominating and Corporate Governance Committee reviews a potential new candidate, it looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time, given the then-current mix of director attributes. In particular, the Committee's process for evaluating candidates includes investigation of the person's specific experiences and skills, international versus domestic experience, time availability in light of commitments, legal and regulatory requirements, potential conflicts of interest and independence from management and the Company. The Nominating and Corporate Governance Committee also considers diversity in identifying director candidates, including diversity with respect to gender, race and ethnicity, and endeavors to have a Board representing diverse experience in areas that will contribute to our Board's ability to perform its roles relating to oversight of the Company's business, strategy and risk exposure. Without limiting the generality of the preceding sentence, the Nominating and Corporate Governance Committee takes into account, among other things, the diversity of business, leadership and personal experience of Board candidates and determines how that experience will serve the best interests of the Company.

        During our recent stockholder engagement, we received feedback from our stockholders on Board diversity, including with respect to the lack of gender diversity of our current Board. As mentioned above, Board diversity, including gender diversity, is important to our directors and is something they consider when appointing new directors to our Board, although nominees are not chosen or excluded solely or primarily on such basis. Rather, the Nominating and Corporate Governance Committee focuses on skills, expertise and background to complement the existing Board in light of the diverse and global nature of our businesses and operations. Historically, the Board has been gender diverse. The Board experienced a refreshment during the last three years, with two long-standing non-employee directors retiring at the end of 2015 and early 2016, and another non-employee director stepping down in fall 2016. One of those directors, Maureen O'Hara, served as our Board Chair for almost 9 years until her retirement in January 2016. She served on the Board for a total of 13 years, including over two years as our Lead Director prior to becoming Chair. During 2015 and early 2016, four new non-employee directors joined our Board. Three of the four new directors were appointed pursuant to two separate cooperation agreements we entered into with two of our stockholders, where two of these candidates were recommended by the stockholders and appointed pursuant to the cooperation agreements while the third was selected by the Board with input from the stockholders. With respect to the two directors selected by the Board, the range of candidates considered by the Board was gender diverse. A number of different factors ultimately affected who was appointed to the Board, including a candidate's appetite for service on the Board, potential conflicts of interest and their skill set based on the existing needs of the Board. At the current time, the Board believes it is a suitable size to best serve the Company's interests. However, the Board and the Nominating and Corporate Governance Committee are keenly aware of the feedback they have received from stockholders regarding diversity and have discussed this topic at numerous meetings. The Board will continue to consider a diverse pool of candidates if and when it seeks to add new directors.

        Candidates recommended by a stockholder are evaluated in the same manner as are other candidates. Stockholders who wish to submit nominees for director consideration by the Nominating and Corporate Governance Committee may do so by submitting such nominees' names in writing, in compliance with the procedures and along with the other information required by our By-laws, to Investment Technology Group, Inc., Attn: Corporate Secretary, One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006.

  Capital Committee

        The Capital Committee is appointed by the Board (1) to review and assess the use and allocation of the capital of the Company and (2) to advise the Board on capital use and optimization strategies for the Company. The Capital Committee also ensures that the Company's capital strategies are aligned with the overall goals of the Company.

  Technology Committee

        The Technology Committee is appointed by the Board to review and assess the development, execution, and expansion of the Company's technologies, including its research and development activities, as well as the technical and market risks associated with new product development. The Technology Committee also ensures that the Company's technologies are aligned with the overall goals of the Company and advises the Board and management on matters involving our technology and the acquisition of technology. The Technology Committee monitors the quality and effectiveness of the Company's technology security, including information and cybersecurity risks, and periodically reviews, appraises and discusses with management the quality and effectiveness of the steps the Company has taken to control such exposures.

Annual Meeting of Stockholders

        Board members are expected to attend our annual stockholders' meetings. At our 2017 annual meeting of stockholders, all 2017 nominees for election to the Board were present.

Director Independence

        Under the NYSE listing standards, a majority of the members of our Board of Directors must be independent, and no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. To assist the Board with these determinations, the Board has adopted Director Independence Standards, which are available on the Investor Relations page of our website at investor.itg.com. The Board of Directors has affirmatively determined that Messrs. Cartwright, Cheng, Jones, Lilien, Lynch, Shavel and Wood are "independent" within the meaning of the NYSE listing standards and our Director Independence Standards and that none of them have a material relationship with ITG. When determining the independence of our independent directors, the Board considered the following types of transactions or arrangements under NYSE listing standards and our Director Independence Standards: with respect to Mr. Lilien, the Board considered Mr. Lilien's employment as our Interim President and Chief Executive Officer between August 3, 2015 and January 15, 2016. This relationship was deemed to be immaterial under the NYSE listing standards and our Director Independence Standards.

        Mr. Troise is not considered independent because he is employed as our Chief Executive Officer and President.

Board Leadership Structure and Risk Oversight

        Our Board of Directors has determined that having an independent director chair the Board is in the best interest of stockholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors.

        The Board, including through its committees, is actively involved in oversight of the risks that could affect the Company. Our Audit Committee discusses major financial risk exposures and how management monitors and controls such exposures, while our evaluation of any risk arising from our compensation policies and practices is conducted primarily by our Compensation Committee. Our

Technology Committee monitors the quality and effectiveness of the Company's technology security, including information and cybersecurity risks. It is the full Board of Directors, however, that has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through reports from officers responsible for oversight of particular risks within the Company. In addition, the Board reviews, at least annually, the status of the major risks facing the Company together with management's mitigation efforts related to those risks. We believe that our Board leadership structure facilitates careful oversight of risk to the Company.

Annual Board and Committee Self-Assessments

        Our Board annually evaluates the performance of the Board and its committees. The Board believes it is important to assess the performance of the Board and its committees, and to solicit and act upon feedback received. As part of the Board's self-assessment process, directors consider various topics related to Board composition, structure, culture, effectiveness, responsibilities, information and resources as well as the overall mix of director skills, experience and backgrounds. The Chair meets with the Board to gather views and feedback based on a list of potential topics circulated at or in advance of the meeting, while the committee chairs lead their respective committee discussions during executive session in a similar manner. After the self-assessments have been completed, the committee chairs report their respective self-assessments to the full Board, and a summary of these results is shared with management to address any requests or enhancements in practices that may be warranted. The Nominating and Corporate Governance Committee periodically appraises the framework for the Board and committee self-assessment processes and the allocation of responsibility among committees. While the Board and each of its committees conducts a formal self-assessment annually, the Board also believes in the importance of continuously improving the functioning of our Board and committees, and shares relevant feedback with management on an ongoing basis.

Board Refreshment

        The Board has an age limit of seventy-five for directors to be eligible for nomination, meaning that no Board member having reached the age of seventy-five at the time of the next scheduled annual meeting of stockholders would be nominated to stand for re-election at such annual meeting of stockholders, provided, however, that the Board reserves the right to waive this limit in special circumstances. Additionally, the Board has not established term limits as it believes that directors who have developed insight into the Company and its operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Corporate Governance Committee considers length of service in recommending nominees for re-election.

        In November 2017, the Board amended our Corporate Governance Guidelines to provide that, unless otherwise approved by the Nominating and Corporate Governance Committee, each non-employee director should not serve on more than four other public company boards in addition to the Company's Board and each director who is employed by the Company may not serve on more than one other public company board in addition to the Company's Board. In addition, each director who serves on the Company's Audit Committee may not serve on the audit committees of more than two other public company boards, unless the Nominating and Corporate Governance Committee determines that such simultaneous service would not impair the ability of the director to effectively serve on the Company's Audit Committee.

        The Board also amended our Corporate Governance Guidelines to require that our directors tender their resignation (subject to our Board accepting it) upon a significant change of their employment status or job responsibilities or if they otherwise experience a significant change in their personal circumstances that could reasonably be expected to impact their service as a director. The

Nominating and Corporation Governance Committee will then evaluate the continued appropriateness of Board membership under the circumstances.

Risk Assessment of Compensation Policies and Practices

        We annually conduct a company-wide review of our material compensation policies and practices for both senior executives and employees generally, which management discusses with the Compensation Committee. Based on this review, we have concluded that our material compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. On a company-wide basis, our compensation programs contain many design features that mitigate the likelihood of inducing excessive risk-taking behavior. These features include:

  •
  performance goals under our discretionary variable incentive compensation program that are based upon either budgeted levels or improvements over prior year levels that we believe are reasonable and attainable without the need to take inappropriate risks;

  •
  a balance of fixed and variable incentive compensation, with our variable incentive compensation program designed to drive the long-term value of our shares;

  •
  performance hurdles and vesting periods that encourage a focus on sustained growth of our Company over the long term;

  •
  clawback provisions and policies to recover cash- or equity-based compensation awarded to employees in certain circumstances;

  •
  the Compensation Committee's ability to exercise downward discretion in determining payouts under our variable incentive compensation program;

  •
  share ownership and retention guidelines applicable to our senior executives;

  •
  prohibition of hedging and pledging transactions by all employees; and

  •
  mandatory annual attestation of the Code of Business Conduct and Ethics and other policies that educate our employees on appropriate behaviors and the consequences of inappropriate actions.

Code of Business Conduct and Ethics

        Our Board of Directors has adopted a Code of Business Conduct and Ethics governing the conduct of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. A copy of the Code of Business Conduct and Ethics is available on our website at investor.itg.com/corporate-governance/highlights. We intend to disclose future amendments to, or waivers from, the Code of Business Conduct and Ethics on our website within four business days following the date of any such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

        During 2017, the members of the Compensation Committee were Steven S. Wood (Chair), Minder Cheng and R. Jarrett Lilien. The Compensation Committee was during 2017, and continues to be, comprised entirely of independent directors. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

NYSE Certification

        The Chief Executive Officer of ITG made an unqualified certification to the NYSE with respect to the firm's compliance with the NYSE corporate governance listing standards in July 2017.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

        In 2007, the Board adopted a written policy on Procedures for the Review of Related Person Transactions which was most recently amended in 2017. Under this policy, each director, director nominee and executive officer of the Company is required to notify the Company's General Counsel in writing of any direct or indirect material interest that such person or an immediate family member has in a Related Person Transaction (as defined below). Unless exempted from the policy as further described below, the General Counsel shall submit to the Audit Committee (or any designated member) the Related Person Transaction for review and the Audit Committee (or any designated member) shall approve or disapprove the Related Person Transaction. The policy also applies to Related Person Transactions with stockholders beneficially owning more than 5% of our common stock.

        A "Related Person Transaction" means any transaction (1) that is currently proposed, or has been in effect at any time since the beginning of the Company's most recent fiscal year in which the Company was or is to be a participant, (2) the amount of which exceeds $120,000 and (3) in which a related person (as defined in the policy and which includes a director, director nominee or executive officer of the Company, or a stockholder owning beneficially or of record more than 5% of our common stock, or any of the immediate family members of any of the foregoing) has or will have a direct or indirect material interest. The types of transactions that are covered by this policy include: legal, investment banking, consulting, or management services provided to the Company by a related person or a business entity with which the related person is affiliated; sales, purchases and leases of real or personal property between the Company and a related person or a business entity with which a related person is affiliated; investments by the Company in a business entity with which a related person is affiliated; employment by the Company of an immediate family member of a related person; contributions by the Company to a civic or charitable organization for which a related person serves as an executive officer; or indebtedness or guarantees of indebtedness involving the Company and a related person or a business entity with which the related person is affiliated.

        The standards to be applied pursuant to this policy in determining approval include whether the Related Person Transaction is fair and reasonable to the Company and consistent with the best interests of the Company, the business purpose of the transaction, whether the transaction is entered into on an arms-length basis on terms fair to the Company, whether the transaction is in the ordinary course of the Company's business, whether such a transaction would violate any provisions of the Company's Code of Business Conduct and Ethics and the effect of the transaction on the Company's business and operations. Except as described below, all Related Person Transactions are required to be disclosed to the Audit Committee and any material Related Person Transaction is required to be disclosed to the full Board of Directors.

        In addition to the transactions that are exempt from the reporting requirements of Item 404 of Regulation S-K under the Exchange Act, certain transactions or arrangements are not considered Related Person Transactions for purposes of the policy given their nature, size and/or degree of significance to the Company and are not required to be individually reported to, reviewed by, and/or approved or ratified by the Audit Committee. These transactions include: ordinary course of business and travel advances and reimbursements that have been approved in accordance with the Company's expense advancement and reimbursement policy; use of property, equipment or other assets owned or provided by the Company, including housing and computer or telephonic equipment, by a related person primarily for Company business purposes; and provision by the Company of services to a related person if entered into and negotiated on an arms-length basis and in the ordinary course on terms and conditions generally available to others who are not related persons.

Transactions with Related Persons

        Each of BlackRock, Inc., The Vanguard Group, Inc. and The Bank of New York Mellon Corp. beneficially owns 5% or more of our outstanding shares of common stock. During 2017, each of these firms or their affiliates received certain of our products and services in the ordinary course of business in an aggregate amount exceeding $120,000. The services we provide to these firms are negotiated on an arms-length basis and in the ordinary course on terms and conditions generally available to unrelated third parties. Additional transactions may take place in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of April 1, 2018 (unless otherwise indicated), regarding beneficial ownership of our common stock by (1) each director, (2) each named executive officer, (3) all current directors and executive officers as a group and (4) each person known by us to beneficially own 5% or more of our common stock. For the purpose of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire at April 1, 2018 or within 60 days thereafter, but such shares are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each stockholder listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares. The mailing address of the parties listed below is our principal business address unless otherwise indicated.

Directors	Shares of ITG Common Stock Beneficially Owned		Percentage of ITG Common Stock Beneficially Owned

Brian G. Cartwright	8,123	(1)	*
Minder Cheng	107,171	(1,2)	*
Timothy L. Jones	65,867	(1,2)	*
R. Jarrett Lilien	39,491	(1,2,3)	*
Kevin J. Lynch	43,649	(2,3,4)	*
Lee M. Shavel	9,164	(1)	*
Francis J. Troise	274,762	(1,5,6)	*
Steven S. Wood	74,785	(1,2)	*
Named Executive Officers (Other than Mr. Troise)
Robert J. Boardman	110,608	(1)	*
Etienne Phaneuf	42,165	(1)	*
Brian Pomraning	1,775	(1)	*
Steven R. Vigliotti	131,820	(1)	*
All current directors and executive officers as a group (15 persons)	1,003,802	(1,2,3,4,5,6)	3.0%
5% stockholders
BlackRock, Inc.	4,326,982	(7)	13.1%
The Vanguard Group, Inc.	3,021,919	(8)	9.1%
Fuller & Thaler Asset Management, Inc.	1,855,587	(9)	5.6%
The Bank of New York Mellon Corporation	1,776,973	(10)	5.4%

*
Less than 1%.

(1)
Beneficial ownership includes common stock directly owned as follows: Mr. Cartwright: 8,123; Mr. Cheng: 106,144; Mr. Jones: 6,713; Mr. Lilien: 36,094; Mr. Shavel: 9,164; Mr. Troise: 143,521; Mr. Wood: 9,354; Mr. Boardman: 110,608; Mr. Phaneuf: 42,165; Mr. Pomraning: 1,775; Mr. Vigliotti: 131,820; and all current directors and executive officers as a group: 698,899.

(2)
Beneficial ownership includes deferred share units as follows: Mr. Cheng: 1,027; Mr. Jones: 59,154; Mr. Lilien: 2,264; Mr. Lynch: 5,680; Mr. Wood: 65,431; and all current directors as a group: 133,556. Deferred share units represent a right to acquire the underlying shares when a director retires from our Board of Directors. Deferred share units have no voting rights.

(3)
Beneficial ownership includes unvested restricted stock unit awards that vest within 60 days of April 1, 2018 as follows: Mr. Lilien: 1,133; Mr. Lynch: 1,469; and all current directors and executive officers as a group: 2,602.

(4)
Beneficial ownership includes 36,500 shares of common stock held in an irrevocable trust for the benefit of Mr. Lynch's children.

(5)
Beneficial ownership includes stock options that are exercisable at April 1, 2018 as follows: Mr. Troise: 131,240; and all current directors and executive officers as a group: 131,240.

(6)
Beneficial ownership includes shares held under the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan ("ESPP") as follows: Mr. Troise: 1; and all current directors and executive officers as a group: 1,006.

(7)
Information regarding the number of shares beneficially owned is as of December 31, 2017 and was derived from a Schedule 13G, as amended, filed on January 23, 2018 by BlackRock, Inc. ("BlackRock") in its capacity as a parent holding company. BlackRock reported having sole voting power over 4,259,904 shares of our common stock and sole dispositive power over 4,326,982 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 1, 2018. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(8)
Information regarding the number of shares beneficially owned is as of December 31, 2017 and was derived from a Schedule 13G, as amended, filed on February 9, 2018 by The Vanguard Group, Inc. ("Vanguard") in its capacity as an investment adviser. Vanguard reported having sole voting power over 40,987 shares of our common stock, shared voting power over 2,000 shares of our common stock, sole dispositive power over 2,982,385 shares of our common stock, and shared dispositive power over 39,534 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 1, 2018. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Information regarding the number of shares beneficially owned is as of December 31, 2017 and was derived from a Schedule 13G, as amended, filed on February 14, 2018 by Fuller & Thaler Asset Management, Inc. ("Fuller & Thaler") in its capacity as an investment adviser. Fuller & Thaler reported having sole voting power over 1,819,707 shares of our common stock and sole dispositive power over 1,855,587 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 1, 2018. The address of Fuller & Thaler is 411 Borel Avenue, Suite 300, San Mateo, CA 94402.

(10)
Information regarding the number of shares beneficially owned is as of December 31, 2017 and was derived from a Schedule 13G, as amended, filed on February 7, 2018 by The Bank of New York Mellon Corporation ("BNY Mellon") in its capacity as a parent holding company. BNY Mellon reported having sole voting power over 1,739,411 shares of our common stock, sole dispositive power over 1,703,141 shares of our common stock and shared dispositive power over 73,832 shares of our common stock. The percentage of the outstanding class is calculated based on outstanding shares at April 1, 2018. The address of BNY Mellon is 225 Liberty Street, New York, NY 10286.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of our Company. Directors, executive officers and greater than 10% stockholders are required by Section 16a-3(e) of the Exchange Act to furnish us with copies of all Section 16(a) forms they file. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based on a review of the copies of the forms we prepared and written representations from our executive officers and directors, we believe that all persons subject to the reporting requirements of Section 16(a) have filed the required reports with respect to 2017 (and 2018 to date) on a timely basis.

 PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company's stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

        As described in detail below under Compensation Discussion and Analysis, our executive compensation programs are designed to attract and retain our named executive officers, who are essential to our success. Under these programs, our named executive officers are rewarded for financial and business results that benefit our stockholders. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our named executive officers, the feedback we received from our stockholder engagement on executive compensation and the changes we made to our executive compensation program.

        The Compensation Committee continually reviews the compensation programs for our senior executive team, including our named executive officers, to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders' interests and current market practices.

        In accordance with Section 14A of the Exchange Act, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to vote "FOR" the following resolution at the Company's Annual Meeting:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion."

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Although non-binding, our Board of Directors and our Compensation Committee value the opinions of our stockholders and we will review and consider the voting results when evaluating our executive compensation program in the future.

        Our Board of Directors unanimously recommends that you vote "FOR" this proposal to approve named executive officer compensation.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        Overview.    Our Compensation Committee of the Board of Directors (the "Compensation Committee" or the "Committee") reviews and approves the compensation philosophy, policies and plans for the senior executive team of ITG which includes our "named executive officers". For 2017, our "named executive officers" were:

Name	Principal Position
Francis J. Troise	Chief Executive Officer and President
Steven R. Vigliotti	Chief Financial Officer and Chief Administrative Officer
Robert J. Boardman	Chief Executive Officer of ITG's European Operations
Etienne Phaneuf	Chief Executive Officer of ITG's Canadian Operations
Brian Pomraning	Global Head of Product Management

        In this section of the Proxy Statement, we will (a) provide an overview of our executive compensation philosophy, including our objectives, (b) describe the material elements of our executive compensation program and (c) explain how and why our Compensation Committee arrives at specific compensation decisions and adopts policies.

        Consideration of 2017 Say-on-Pay Advisory Vote.    Each year, ITG provides stockholders with a "say-on-pay" advisory (non-binding) vote on its executive compensation. At our 2017 annual meeting of stockholders, approximately 83% of the votes cast for the say-on-pay proposal were in favor of our executive compensation program and policies, which was a significant increase from our previous support of 61% of votes cast in 2016. The Compensation Committee interpreted such vote as considerable support of the Company's compensation philosophy, programs and practices, as well as the actions taken by the Committee in response to stockholder feedback received after the 2016 annual meeting that were described in more detail in last year's proxy statement.

        As a general matter, prior to each annual meeting of stockholders and continuing throughout the year, under the direction of the Compensation Committee, the Company's management engages in outreach discussions to seek input from many of our largest stockholders. The Committee respects the views of our stockholders and takes their perspectives and any potential concerns seriously. Most recently, in the fall of 2017, management contacted institutional stockholders holding in the aggregate approximately 65% of our outstanding shares, and stockholders holding in the aggregate approximately 22% of our outstanding shares engaged with us. In general, these stockholders supported the Company's compensation philosophy, programs, practices and actions, including maintaining the core design of our variable incentive compensation program.

        The Compensation Committee took into account the stockholder support from the 2017 say-on-pay proposal, the feedback received from the fall 2017 stockholder outreach and the other factors noted below in structuring the compensation program, including maintaining the core design of our variable incentive compensation program, and making its compensation decisions for the 2017 performance year. Management will continue to engage in dialogue with its institutional stockholders, and the Compensation Committee will continue to consider the results of the Company's say-on-pay votes, in addition to various other factors, when making future decisions on our executive compensation program.

EXECUTIVE SUMMARY

        2017 Financial Performance.    ITG continued its transition in 2017, and by the end of the year had completed six quarters of our 10-quarter Strategic Operating Plan (the "SOP"), which aims to deliver global, innovative technology-driven solutions. The SOP was initiated by Mr. Troise after he joined the

Company in January 2016. He conducted an end-to-end review of our business, clients, people and products, which included meetings with more than 150 clients and more than 50 senior business leaders within the Company to seek feedback. After this review, we announced the SOP in July 2016 that is focused on investing $40 million in people and technology through the end of 2018. Since the launch of the SOP and through the end of 2017, we have invested approximately $20 million and filled 55 of the planned 60 hires, including key roles in client coverage, product management and technology development. In addition, the cost reduction measures we have implemented since the start of the SOP are now achieving cost savings at a rate exceeding $20 million annually and are funding investments we are making in growth initiatives under the SOP, as well as other strategic hires. These investments and hires are expected to enhance ITG's global capabilities in our four key service offerings: liquidity, execution, analytics and workflow technology solutions. Highlights of the progress we have made on these investments include:

Liquidity	Developed POSIT Auction, which was launched in Europe in January 2018, to provide an alternative source of liquidity for smaller-sized trades to be compatible with the new MiFID II regulations that took effect at the beginning of 2018.
Execution	Launched an enhanced dark aggregation algorithm in 2017 as part of our commitment to reinvent algos.
Analytics	Continued development of a new client portal, backed by a state-of-the-art data architecture and analytics services, as well as more customizable access to ITG's robust transaction cost peer database.
Workflow Technology
Launched Algo Wheel in 2017, our broker-neutral solution which allows for objective, repeatable, auditable measurement of broker algos through a randomized approach, while also making additional enhancements to Triton to reinforce its position as a leading global multi-asset execution management system.

        As we disclosed under "Executive Summary" in Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations in our 2017 Annual Report, we achieved strong growth in our international operations during 2017, including record levels of revenue and profits in Europe and Asia Pacific. We exited the year with a stronger fourth quarter as consolidated revenues and adjusted pre-tax income were at the highest levels we have seen since the second quarter of 2015. In the U.S., we faced headwinds as weak market-wide volumes weighed on our performance. The continuing challenges in the U.S. market resulted in a cumulative pre-tax loss in the U.S. tax jurisdiction over the previous three years, leading to the Company recording a full valuation allowance on our U.S. deferred tax assets in the third quarter of 2017.

        Our 2017 revenues were $483.7 million, 3% higher than 2016 due largely to the growth in global block crossing through POSIT Alert. In accordance with accounting principles generally accepted in the U.S. ("GAAP"), we incurred a net loss of $39.4 million, or $1.19 per diluted share in 2017, compared to a net loss of $25.9 million, or $0.79 per diluted share in 2016. Our GAAP loss in 2017 included (i) a non-cash charge of $41.4 million, or $1.25 per diluted share, to establish the aforementioned valuation allowance on U.S. deferred tax assets that arose in prior periods, (ii) an $8.1 million, or $0.25 per diluted share, charge for the write-off of fixed assets and other costs associated with the consolidation of our New York office space and (iii) charges of $1.1 million, or $0.03 per diluted share, related to the formation of a newly established derivatives venture. These charges were partially offset by a tax benefit of $0.8 million, or $0.02 per diluted share, to reduce a U.S. deferred tax liability following the passing of the Tax Cuts and Jobs Act of 2017 (the "Tax Cuts and Jobs Act"). Excluding those items, we generated adjusted net income of $10.3 million, or $0.30 per diluted share in 2017, compared to adjusted net income of $3.6 million, or $0.11 per diluted share, in 2016. While our total shareholder return in 2017 was –3.3%, assuming the reinvestment of dividends, we have delivered a total shareholder return of 21.9% through December 31, 2017, assuming the reinvestment of dividends, since Mr. Troise was announced as our new Chief Executive Officer on October 19, 2015.

        Reconciliations of adjusted net income in 2017 (together with related per share amounts) to net loss (together with related per share amounts) as determined in accordance with GAAP are included on pages 27-30 of our 2017 Annual Report.

        Compensation Program Change for 2017.    As disclosed in last year's proxy statement, in January 2017, the Compensation Committee implemented double trigger vesting for equity awards in connection with a change in control under the 2007 Omnibus Equity Compensation Plan (the "Equity Plan") and the Variable Compensation Stock Unit Award Program (the "Variable Stock Compensation Program"). Specifically, for equity awards granted after January 23, 2017, including the variable compensation equity awards for the 2016 performance year granted in 2017, all unvested equity awards will vest upon an employee being terminated either (i) involuntarily not-for-cause as defined following a change in control (and not as a result of death or disability), voluntarily with good reason as defined following a change in control or by death or disability or (ii) involuntarily not-for-cause (and not as a result of death or disability) within six months prior to a change in control, provided that the termination is determined to be in connection with the change in control. For equity awards granted prior to January 23, 2017, all unvested equity awards vest immediately upon a change in control or as a result of death or disability. Any such unvested performance-based equity awards will vest at the greater of the actual performance level achieved as of the date of the change in control or the target performance level.

        2017 Scorecard Results.    Our compensation program for our named executive officers is designed to link the executives' compensation as closely as possible with the Company's performance and thereby align the executives' interests with those of our stockholders. We use a corporate scorecard that incorporates multiple financial, operating, strategic and cultural goals to determine the payout range of the variable incentive compensation pools for our Chief Executive Officer and the other named executive officers, as described in more detail below under Compensation Elements. While our 2017 performance for each of the metrics under the Financial Performance and Market Share categories exceeded our 2016 results, the 2017 results in these categories met or fell below the specified target scoring levels set by the Committee. In particular, three of the five metrics under the Financial Performance category (ROE, Consolidated Pre-Tax Margin and Consolidated EPS) and our U.S. Market Share metric failed to achieve threshold performance resulting in a zero score for each metric, which significantly impacted the overall score. The results for the People & Culture category were solid due to the continued retention of key talent, as well as management's commitment to foster a culture of ethics and compliance together with ongoing efforts to monitor the Company's risks and controls. This resulted in an overall score of 0.61 on the corporate scorecard (on a scale of 0 to 2, with 1 being target).

        Relationship between Pay and Performance.    We believe that we have created an appropriate pay-for-performance environment, as our executive compensation program is tied to Company and individual performance. As described in more detail throughout the Compensation Discussion and Analysis, for the 2017 performance year, our variable incentive compensation pools were funded between the 25th and 50th percentile of Market Compensation Data levels (as defined on page 30), which was commensurate with the below-target overall score on the corporate scorecard. Additionally, in February 2018, the third tranche of the ROE-based restricted stock unit awards granted to our senior executives in February 2015 for the 2014 performance year and the first tranche of the ROE-based restricted stock unit awards granted to our senior executives in February 2016 for the 2015 performance year (as described under "Legacy Equity Awards" on page 36 below) were scheduled to vest based upon the level of the Company's ROE achieved for 2017. These tranches were completely forfeited by our senior executives since the firm did not meet threshold ROE performance in 2017. These forfeitures demonstrate how our long-term equity awards align the interests of our executives with the interests of our stockholders.

COMPENSATION PHILOSOPHY

        Attracting and retaining exceptional individuals who share our vision, passion and values is essential to the success of our Company. By placing importance on both skill set and mind set, we find and foster effective leaders who in turn seek to improve the Company's performance.

        Our executive compensation program has four key objectives:

  •
  Maximize the long-term return to our stockholders;

  •
  Direct management to implement the Company's strategic goals and continuously improve Company performance over both the short- and long-term;

  •
  Align executive compensation levels with Company and individual performance; and

  •
  Provide a competitive performance-driven total compensation opportunity to attract and retain effective and motivated executives.

        To achieve these objectives, we have implemented an executive compensation program that is based on the following principal components of ongoing compensation:

  •
  Competitive total direct compensation opportunity (base salary and annual variable incentive compensation) to attract and retain key executives, aligned to their experience, responsibilities and performance;

  •
  Actual compensation levels linked directly to the Company's financial performance, achievement of business objectives and individual performance measured against established criteria aligned with our stockholders' interests; and

  •
  An incentive program that includes both current cash and deferred equity awards that is intended to align executive compensation with long-term stockholder interests.

        The program requires that executives meet performance goals in both the short-term (annual performance determines the size of the pools from which awards are granted to our Chief Executive Officer and other named executive officers) and long-term (the vesting of performance awards is contingent on long-term performance thresholds being met). To achieve the full benefit of our incentive program, all of our named executive officers must meet or exceed performance thresholds two or more times.

COMPENSATION ELEMENTS

        Our executive compensation program is performance-based.    Our executive compensation program rewards our key executives for financial and business results that benefit our stockholders. The two principal elements of our executive compensation program are (1) base salary and (2) variable incentive compensation comprised of a mix of cash, performance-based equity awards and time-based long-term equity awards. For the 2017 performance year, 40% of our variable incentive compensation awards to our named executive officers was in the form of cash (which is disclosed in the Summary Compensation Table), while 60% was delivered in long-term restricted stock units split equally between performance-based and time-based awards, where the performance-based awards are subject to forfeiture if performance hurdles are not met. The size of the total variable incentive compensation awards received by our key executives, other than a portion of Mr. Pomraning's 2017 variable incentive compensation award that was negotiated as part of his offer letter and which is further described in the narrative to the Summary Compensation Table on page 44, was tied to Company and individual performance results for the year.

        Our additional pay-for-performance commitment policy.    Our Compensation Committee has also adopted an additional policy reflecting the Company's commitment to pay for performance for the executive compensation program of our named executive officers (the "Pay-for-Performance Commitment Policy"). Under this policy, at least 50% of the equity-based compensation (based on the number of shares underlying the award) awarded annually to our named executive officers are performance-based awards that are earned or become exercisable on the achievement of Company performance targets. The performance criteria, goals and rationale are set at the time of grant. For the 2017 performance year, 50% of the equity-based compensation awarded to our named executive officers paid as part of our annual variable equity compensation awards was performance-based.

        Base salary.    The base salaries of the named executive officers for 2017, which are disclosed in the Summary Compensation Table below, are designed to attract and retain talented, dedicated and results-oriented executives. We establish base salary levels for our senior executives, including our named executive officers, based on a number of factors including: the complexity and level of responsibility of the executive's position, an assessment of the executive's performance, the desire to achieve a global compensation program with compensation processes that are consistent across geographic locations, regulatory requirements on compensation mix and competitive market data. We generally do not change base salaries for senior executives to reflect "merit." Salary levels are only adjusted for (1) significant changes in role or responsibility, (2) significant shifts in market rates of pay and /or (3) regulatory requirements. Accordingly, effective February 1, 2017, we adjusted the base salary for Mr. Boardman to achieve a more appropriate mix of total compensation components applicable to his region and in light of local regulatory requirements. The base salary amount for Mr. Boardman that is included in the Summary Compensation Table below reflects this adjustment.

        Our 2017 variable incentive compensation program.    The other principal element of our compensation system is a variable incentive compensation program, the payment under which is primarily driven by Company performance. Specifically, for the 2017 performance year, the Compensation Committee based its incentive compensation program for our senior executives, including all of our named executive officers, on the corporate scorecard. Paying variable incentive compensation awards based upon the corporate scorecard allows the Committee to assess the performance of the Company and our senior executives on a holistic basis, as well as align our executives' interests with those of our stockholders. The scorecard incorporates multiple financial, operating, strategic and cultural goals that are used to evaluate the Company's business and were developed through our annual strategic planning process. The Committee believes the scorecard approach enhances Company performance and creates long-term stockholder value by helping to motivate executives to achieve these pre-established goals by rewarding the executives for such achievement.

        The corporate scorecard was approved by the Committee during the first quarter of 2017. In determining whether to approve the corporate scorecard at the beginning of the year, the Committee considered a number of factors, including whether the goals were consistent with and likely to enhance corporate performance and long-term stockholder value as well as the level of difficulty associated with attainment of each goal in the scorecard. The intent of the Committee was to establish each of the target goals at a level that was challenging to achieve, a threshold level for each goal that must be met in order for the goal to receive a minimum score, and a maximum level for each goal such that achievement at or above that level would result in maximum scoring with respect to that goal. The table below illustrates the relevant goals under the corporate scorecard for 2017.

Category	Goals
Financial Performance	• ROE • Consolidated Revenue • Consolidated Pre-Tax Margin • Consolidated Earnings Per Share (EPS) • Consolidated Revenue Per Head
Market Share	• U.S. • Europe • Canada • Asia Pacific
People & Culture	• Firmwide Retention of Talent • Firmwide Ethics Training & Compliance Affirmations • Executive Risk Management & Controls

        The weighting for each category within the corporate scorecard is determined by the Committee, with the Financial Performance and Market Share categories accounting for 80% of the overall score. Each goal is subject to a quantitative score based on a scale of 0 to 2.0. The overall target score for the scorecard is 1.0. An overall score below the threshold level of 0.50 will result in no payout under the variable incentive compensation program.

        Under the Firmwide Ethics Training & Compliance Affirmations goal, senior executives are responsible for ensuring that employees comply with the Company's ethics training and compliance affirmation requirements. The goal requires 100% completion to receive a maximum score of 2.0; anything less than 100% results in a score of zero. For the Executive Risk Management & Controls goal, each senior executive subject to the variable incentive compensation pools is rated on the scale. In order to reinforce the Board's and management's commitment to maintaining high ethical standards and adherence to strict oversight of applicable risks and controls, the Committee determined that if any one executive receives a zero rating on Executive Risk Management & Controls, then the scoring of the goal as applicable to all executives would be zero.

        Management provides the full Board with monthly scorecard results and reviews the scorecard with the Committee in more detail at in-person quarterly Committee meetings. After the end of the year, the Committee reviews and discusses with management the scoring for each goal and the overall scorecard. The Committee then approves the overall score which is used to set the size of the payout range of the variable incentive compensation pools to be used to compensate the Chief Executive Officer and the other senior executives.

        In early 2017, the Compensation Committee, with input from McLagan, established incentive pool payout ranges for each of the Chief Executive Officer and the other senior executives based on various scoring levels under the corporate scorecard, with each payout range having a minimum, midpoint and maximum dollar value. The Committee elected for 2017 to create separate funding ranges and a separate variable incentive compensation pool for Mr. Troise from that of the other senior executives in order to independently consider Mr. Troise's annual performance assessments and compensation recommendations for the other senior executives and eliminate any potential conflicts of interest.

        As part of this process, McLagan provided compensation market data to the Compensation Committee for each named executive officer's position. The sources of the market data included the then-current survey data for comparable industry positions and proxy disclosures by companies included in our peer group noted below ("Market Compensation Data"). The relationship between the payout ranges for each incentive pool and the scoring on the corporate scorecard was benchmarked using this Market Compensation Data. In other words, a higher overall score would generate a pool representing a greater market compensation percentile and vice versa. The Compensation Committee set what it believes were challenging performance goals for 2017 as part of the corporate scorecard. The Committee determined that these goals should, like those set in prior years, continue to be aggressive, focus on establishing specific metrics tied to business initiatives, including under the SOP, and balance both short-term and long-term objectives. The Compensation Committee set variable incentive compensation ranges to provide for an incentive pool payout commensurate with market pay and performance levels. These ranges were set to continue to challenge management, including all of the named executive officers, to drive performance and better align our executives' interests with those of our stockholders.

        Once the payout range is set for each incentive pool based on the overall scorecard rating, the Committee exercises its discretion to determine the specific amount (i.e., at, above or below the set midpoint of the payout range) to fund the incentive pool. The aggregate variable incentive compensation to be received by the Chief Executive Officer and the other senior executives subject to their respective pools cannot exceed the maximum of the specified payout range determined by the overall score on the corporate scorecard. Additionally, assuming the highest overall score of 2.0 on the corporate scorecard, the maximum amount of funding available under either funding pool would be capped at approximately the 90th percentile of Market Compensation Data levels, but only to the extent the Committee determined to pay at the high end of such payout range.

        In determining the incentive pool amount within the range and each of the named executive officer's variable incentive compensation amounts for the 2017 performance period, the Compensation Committee considered a variety of factors, including individual performance assessments and compensation market data, in each case as more fully described below under Compensation Decision Factors and Compensation Determination—How and Why the Committee Determined our Named Executive Officers' Compensation for 2017. The Committee does not exclusively rely on any one factor in making its determination. Driven by the score on our corporate scorecard as described in more detail above, which score was predominantly a function of the Company's performance, the incentive pools for Mr. Troise and the other named executive officers were funded between the 25th and 50th percentile of Market Compensation Data levels.

        The amount of the variable incentive compensation award can be paid in a mixture of cash and/or equity, as determined by the Committee each year. This provides the Committee with more flexibility, under differing market and financial conditions and depending upon the strategic direction of the firm, to easily vary the mix of compensation without needing to focus on the form (cash or stock) but rather the value being delivered coupled with the proper incentives for our named executive officers to create short- and long-term stockholder value. It also allows the Committee to grant 100% of the variable incentive compensation award in equity, which the Committee has done in prior years. Consistent with historical Company practice, variable incentive compensation awards are made in the fiscal year following the performance year when earned (i.e., amounts earned in 2017 were paid out (cash portion) and granted (restricted stock units portion) during the first quarter of 2018).

        Description of our Variable Stock Compensation Program Awards.    The purpose of the Variable Stock Compensation Program is to provide an incentive to select members of senior management and key employees to increase the success of the Company by granting restricted stock units for a portion of the variable incentive compensation. The stock units represent an equity interest in the Company to be earned on a long-term, tax-deferred basis.

        In general, under the Variable Stock Compensation Program, each eligible participant (including, in respect of the 2017 performance year, all of the named executive officers) is granted a number of basic stock units on the date the year-end variable incentive compensation is communicated to the participant (that is, in early 2017 for the 2016 performance year and in early 2018 for the 2017 performance year) equal to (i) the amount by which the participant's variable compensation is awarded in equity as determined by the Compensation Committee, divided by (ii) the closing price per share of the Company's common stock on the NYSE on the grant date. For certain types of awards, as further described below, each participant is also granted an additional number of matching stock units on the date of grant equal to 10% of the number of basic stock units (the "10% match") granted as compensation for the mandatory deferral of such variable compensation across a three-year period. In addition, equity awards granted after January 23, 2017 include double trigger vesting in connection with a change in control, meaning that the vesting of equity awards is accelerated only in the event of a change in control and termination of the employee in specified circumstances.

        Variable Compensation Equity Awards for the 2017 performance year.    In determining the amount of variable incentive compensation to be paid in equity for the 2017 performance year, which equity awards were granted in early 2018, the Compensation Committee considered market data compensation ranges and decided to maintain the equity portion of variable incentive compensation at 60% for all of the named executive officers to continue to strongly align executive compensation with long-term stockholder value creation. Applying our Pay-for-Performance Commitment Policy described above, the equity incentive awards were then split such that each named executive officer received (i) half of his award as basic units subject to time-based vesting terms described below ("Time-based Restricted Stock Unit Awards") and (ii) the remaining half as basic units that vest subject to the achievement of pre-determined performance metrics described below (the "Performance-based Restricted Stock Unit Awards"). The specific amounts of these awards are set forth in the supplemental table on page 35. In addition, pursuant to the terms of the Variable Stock Compensation Program, each of the Time-based Restricted Stock Unit Awards were accompanied by a 10% match. For the Time-based Restricted Stock Unit Awards:

  •
  basic stock units vest in equal installments on each of the first, second and third anniversaries of the date of grant and

  •
  matching stock units vest 100% on the third anniversary of the date of grant,

in each case if the participant remains continuously employed by the Company through, and is in good standing on, each applicable vesting date. The Time-based Restricted Stock Unit Awards granted for the 2017 performance year do not accrue dividend equivalents.

        The number of basic stock units granted under the Performance-based Restricted Stock Unit Awards represent the target number of basic units eligible to vest (the "2017 Target Award"). The Performance-based Restricted Stock Unit Awards are divided into three equal annual installments, and each installment will vest, if at all, on February 5, 2019, February 5, 2020 and February 5, 2021, based on the levels of Revenue and Pre-Tax Margin achieved for each of the 2018, 2019 and 2020 fiscal years (each a "Performance Year"), respectively, that ends immediately prior to the applicable vesting date, if the participant remains continuously employed by the Company through, and is in good standing on, each applicable vesting date. Between January 1 and February 5 of the year following each Performance Year, the Committee will determine and certify the extent to which basic units have been earned and are eligible for vesting, if at all, based on the levels of Revenue and Pre-Tax Margin achieved for the applicable Performance Year. For purposes of the Performance-based Restricted Stock Unit Awards, "Revenue" means all revenues generated by the Company for the relevant Performance Year (adjusted to exclude unique and/or non-operating items in accordance with the Company's historical practices and as determined by the Compensation Committee) and "Pre-Tax Margin" means the percentage determined by dividing the pre-tax income of the Company for the relevant Performance Year (adjusted to exclude unique and/or non-operating items in accordance with the Company's historical practices and as determined by the Compensation Committee) by Revenue.

        The percentage of the 2017 Target Award earned is determined pursuant to a payout matrix established by the Committee. The payout matrix sets forth a range of payout percentages relative to the Company's actual Revenue and Pre-Tax Margin results achieved for each Performance Year, with each performance metric weighted equally. The payout percentages under the payout matrix range from 50% to 200% of the 2017 Target Award, and failure to achieve the threshold performance level for either performance metric in any Performance Year will result in the forfeiture of the portion of the award scheduled to vest for such Performance Year. If actual Revenue and Pre-Tax Margin results fall between the specified performance levels set forth in the payout matrix, the percentage of the 2017 Target Award that will be earned and eligible for vesting will be determined by equally weighting the interpolated payout percentage for each performance metric. The Performance-based Restricted Stock Unit Awards do not accrue dividend equivalents.

        The Compensation Committee granted performance-based restricted stock units using Revenue and Pre-Tax Margin metrics for each Performance Year because the Committee believes these metrics are indicators of our operating performance and create the proper incentives for our senior executives, including our named executive officers, to focus on achieving previously-disclosed goals related to our SOP. The Committee believes that annual goals were appropriate given the challenges of setting longer-term goals as the Company continues its transition under the SOP. In addition, by setting thresholds under which the performance-based restricted stock awards are forfeited, such awards provide an effective "clawback" if the Company fails to achieve the threshold level for either the Revenue or Pre-Tax Margin metric for any Performance Year.

        Once the basic and matching units related to the Time-based Restricted Stock Unit Awards have vested, and once the basic units related to the Performance-based Restricted Stock Unit Awards have been earned and vested, the awards will be settled in shares of our common stock within 30 days after each applicable vesting date.

        Variable Compensation Equity Awards for the 2016 performance year.    Equity awards for the 2016 performance year, which are set forth in the Summary Compensation Table and Grants of Plan-Based Award Table, were granted in early 2017. As described in last year's proxy statement, in determining the amount of variable incentive compensation to be paid in equity for the 2016 performance year, which equity awards were granted in early 2017, the Compensation Committee applied the same methodology as described above for the 2017 performance year. In other words, the Compensation Committee considered market data compensation ranges and decided to award the equity portion of variable incentive compensation at 60% for all of the named executive officers to continue to strongly align executive compensation with long-term stockholder value creation. The Committee then applied our Pay-for-Performance Commitment Policy described above and split the equity incentive awards such that each named executive officer received (i) half of his award as Time-based Restricted Stock Unit Awards and (ii) the remaining half as Performance-based Restricted Stock Unit Awards. The terms of the Time-based Restricted Stock Unit Awards granted in early 2017 are the same as set forth above for the Time-based Restricted Stock Unit Awards granted in early 2018.

        The number of basic stock units granted under the Performance-based Restricted Stock Unit Awards represent the target number of basic units eligible to vest (the "2016 Target Award"). Between January 1, 2019 and February 5, 2019, the Compensation Committee will determine and certify the extent to which the basic units have been earned, if at all, based on the levels of Revenue and Pre-Tax Margin achieved for the 2018 fiscal year, which metrics are linked to our goals under the SOP. Then, such earned basic units shall be divided into two equal installments, with the first installment vesting on February 5, 2019 and the second installment vesting on February 5, 2020, if the participant remains continuously employed by the Company through, and is in good standing on, each applicable vesting date. The percentage of the 2016 Target Award earned is determined pursuant to a payout matrix established by the Committee. The payout matrix sets forth a range of payout percentages relative to the Company's actual Revenue and Pre-Tax Margin results achieved for the 2018 fiscal year, with each performance metric weighted equally. The payout percentages under the payout matrix range from 50% to 200% of the 2016 Target Award, and failure to achieve the threshold performance level for either performance metric in 2018 will result in the forfeiture of the entire award. If actual Revenue and Pre-Tax Margin results fall between the specified performance levels set forth in the payout matrix, the percentage of the 2016 Target Award that will be earned and eligible for vesting will be determined by equally weighting the interpolated payout percentage for each performance metric. The Performance-based Restricted Stock Unit Awards do not accrue dividend equivalents.

        The Compensation Committee granted performance-based restricted stock units using Revenue and Pre-Tax Margin metrics tied to 2018 results because the Committee believes these metrics are indicators of our operating performance and create the proper incentives for our senior executives, including our named executive officers, to focus on achieving previously-disclosed goals for our 2018 results related to our SOP. The Committee further reinforced these incentives by increasing the leverage of the payouts at the upper end of the payout matrix if the SOP objectives are exceeded. In addition, by setting thresholds under which the performance-based restricted stock awards are forfeited, such awards provide an effective "clawback" if the Company fails to achieve the threshold level for either the Revenue or Pre-Tax Margin metric.

        Once the basic and matching units related to the Time-based Restricted Stock Unit Awards have vested, and once the basic units related to the Performance-based Restricted Stock Unit Awards have been earned and vested, the awards will be settled in shares of our common stock within 30 days after each applicable vesting date.

        Retention Grants.    The Compensation Committee may also determine, in its sole discretion, to award stock units to any participant at such times and subject to such terms and conditions as the Compensation Committee deems appropriate under the Company's Equity Plan or any of its subplans, including for purposes of attracting, retaining and providing special recognition. During 2017, the Compensation Committee did not exercise this discretion for any of our named executive officers.

        Variable Incentive Compensation Paid to Named Executive Officers for 2017 Performance.    The discussion of our equity program above is relevant to understanding the Committee's compensation decisions in respect of both the 2017 performance year as well as the 2016 performance year. The SEC's compensation disclosure rules currently require disclosure of the grant date value of equity awards granted during the last year (2017 in this case). Accordingly, the numbers shown in the Summary Compensation Table and Grants of Plan-Based Awards Table show the equity awards granted during the 2017 calendar year in respect of our 2016 performance year (instead of the equity awards for our 2017 performance year granted in January 2018). In light of the SEC's current compensation disclosure rules, we have provided the following supplemental table which sets forth the variable incentive compensation awards granted to our named executive officers by the Compensation

Committee in January 2018 for the 2017 performance year, with 40% of the variable incentive compensation award paid in the form of cash and 60% paid in the form of equity awards:

Name	Cash ($)	Grant Date Face Value of Time-based Restricted Stock Unit Awards (Basic Units) ($)(1)(2)(3)	Grant Date Face Value of Performance-based Restricted Stock Unit Awards (Basic Units) ($)(1)(3)	Total Variable Incentive Compensation Earned for 2017 ($)

Francis J. Troise	1,480,000	1,110,000	1,110,000	3,700,000
Steven R. Vigliotti	340,000	255,000	255,000	850,000
Robert J. Boardman(4)	410,930	341,360	341,360	1,093,650
Etienne Phaneuf(5)	416,420	327,972	327,972	1,072,365
Brian Pomraning	280,000	210,000	210,000	700,000

(1)
The amounts shown in these columns represent the aggregate grant date face value of the Time-based Restricted Stock Unit Awards and Performance-based Restricted Stock Unit Awards approved by the Committee, which amount was used to determine the number of shares subject to such awards pursuant to the terms of the Variable Stock Compensation Program. As such, in fulfillment of our Pay-for-Performance Commitment Policy, each named executive officer received 50% of his equity-based compensation paid as part of our annual variable equity compensation awards for the 2017 performance year (based on the number of shares subject to these awards) as Performance-based Restricted Stock Unit Awards, subject to the additional performance criteria as described above.

(2)
Pursuant to the terms of the Variable Stock Compensation Program, such Time-based Restricted Stock Unit Awards are accompanied by the 10% match which is not included in the table above and is subject to the extended vesting period previously described. Specifically, the grant date face value of these matching units of the Time-based Restricted Stock Unit Awards for Messrs. Troise, Vigliotti, Boardman, Phaneuf and Pomraning was $111,000, $25,500, $34,136, $32,797 and $21,000 respectively.

(3)
The amounts shown below represent the aggregate grant date fair value of the Time-based Restricted Stock Unit Awards and accompanying matching units, as well as the Performance-based Restricted Stock Unit Awards, in each case as determined pursuant to the FASB ASC Topic 718, which amounts will be included in next year's Summary Compensation Table pursuant to the SEC's current compensation disclosure rules. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2017 Annual Report, which are incorporated herein by reference.

Name	FASB Grant Date Fair Value of Time-based Restricted Stock Unit Awards (Basic Units) ($)	FASB Grant Date Fair Value of Time-based Restricted Stock Unit Awards (Matching Units) ($)	FASB Grant Date Fair Value of Performance-based Restricted Stock Unit Awards (Basic Units) ($)

Francis J. Troise	1,082,342	106,866	1,082,342
Steven R. Vigliotti	248,658	24,552	248,658
Robert J. Boardman(4)	332,861	32,875	332,861
Etienne Phaneuf(5)	319,803	31,582	319,803
Brian Pomraning	204,771	20,234	204,771

(4)
Mr. Boardman's cash variable incentive compensation award was converted from GBP to USD at the following exchange rate: 0.7787 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2017 fiscal year. Mr. Boardman's Time-based Restricted Stock Unit Award (both basic and matching units) and Performance-based Restricted Stock Unit Award (basic units) were converted from GBP to USD at the following exchange rate: 0.7031 GBP:1 USD, which exchange rate represents the exchange rate on the grant date.

(5)
Mr. Phaneuf's cash variable incentive compensation award was converted from CAD to USD at the following exchange rate: 1.2968 CAD:1 USD, which exchange rate represents the average rate of exchange during the 2017 fiscal year. Mr. Phaneuf's Time-based Restricted Stock Unit Award (both basic and matching units) and Performance-based Restricted Stock Unit Award (basic units) were converted from CAD to USD at the following exchange rate: 1.2349 CAD:1 USD, which exchange rate represents the exchange rate on the grant date.

        Legacy Equity Awards.    Certain equity awards disclosed in the Options Exercised and Stock Vested Table and the Outstanding Equity Awards Table were granted several years ago. These include the following awards:

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  Basic stock units that vest based upon the level of the Company's ROE achieved for the performance year that ends immediately prior to the applicable vesting date if the participant remains continuously employed by the Company through, and is in good standing on, each applicable vesting date, with the award granted in February 2016 vesting in equal installments on each of the second and third anniversaries of the date of grant and the award granted in February 2015 vesting in equal installments on each of the first, second and third anniversaries of the date of grant (the "ROE-based Restricted Stock Unit Awards").

  •
  Basic stock units that vest in equal installments on each of the second, third and fourth anniversaries of the date of grant and matching stock units that vest 100% on the fourth anniversary of the date of grant, so long as the executive is employed on the vesting date and the 90-day average of the Company's common stock price preceding each of the vesting dates is greater than the 90-day average of the Company's common stock price preceding the grant date (the "Market-based Restricted Stock Unit Awards").

        If the performance threshold is not met on any given vesting date for the above awards, the stock units that were eligible to vest on such vesting date are forfeited. In particular, in February 2018, the third tranche of the ROE-based Restricted Stock Unit Awards granted to our senior executives in February 2015 and the first tranche of the ROE-based Restricted Stock Unit Awards granted to our senior executives in February 2016 were completely forfeited since the firm did not meet threshold ROE performance in 2017.

        Stock Ownership Guidelines.    Our senior executives are subject to stock ownership guidelines that require each of them to own significant amounts of ITG stock based on the following multiples of annual base salary:

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  the Chief Executive Officer: a multiple of five times base salary;

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  each line-of-business executive: a multiple of three times base salary; and

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  each staff executive (including the Chief Financial Officer): a multiple of two times base salary.

        On the date that the executive satisfies the required multiple of base salary based on the closing price of the Company's common stock on such date, the number of shares required to be held by the executive to comply with these guidelines is fixed based on such closing price. This fixed-share approach was taken so that an executive would not fall in and out of compliance due to fluctuations in our stock price. Each executive has five years from the date of hire or promotion to achieve his or her ownership guideline. Executives not in compliance with the guidelines are generally required to retain at least 50% of the after-tax value received from the vesting of stock unit awards until the applicable ownership guidelines (as set forth above) are met. The Compensation Committee monitors compliance with these stock ownership guidelines on an ongoing basis. With limited exception, shares that are deemed "beneficially owned" for purposes of Section 16 of the Exchange Act are counted towards satisfaction of these guidelines.

        These guidelines are intended to further align the interests of senior management with the interests of stockholders and lessen any incentive for management to seek unsustainable short-term increases in our stock price.

        As of December 31, 2017, each senior executive subject to the stock ownership guidelines was either in compliance with, or on target to meet, his or her ownership guideline.

        Anti-Hedging and Pledging Policy.    Our employees and non-employee directors are prohibited from short-selling ITG stock, engaging in options transactions in the market where the underlying security is an ITG security or engaging in hedging or monetization transactions that have the purpose or effect of limiting the employee's ability to profit from an increase in the market price of ITG securities or providing to the employee an opportunity to profit from a decrease in the market price of ITG securities. In addition, holding ITG stock in margin accounts or pledging ITG stock as collateral for loans or other obligations is prohibited. These prohibitions further ensure that employees share in the risks and rewards of the ownership of our stock.

        Clawbacks.    Our compensation recoupment, or "clawback" policy, extends the requirements of Section 304 of The Sarbanes-Oxley Act of 2002 currently applicable to public company chief executive officers and chief financial officers to all of the Company's executive officers. Specifically, it provides that if the Company must file an accounting restatement because of material noncompliance with financial reporting requirements ("Restatement") as a result of misconduct, the Compensation Committee may require executive officers to disgorge bonuses, equity-based incentive compensation, and profits on sales of Company stock (collectively "Incentive Awards") granted as compensation for the 2014 or later performance years and that they received within the 12-month period following the public release of the original incorrect financial statements. The Compensation Committee also has discretion to cancel any unvested portions of outstanding equity awards of any executive officer following a Restatement that does not involve misconduct. In order for any given Incentive Award to be recouped under the policy, the circumstances triggering the Restatement must be discovered within three (3) years after the date the Incentive Award was made.

        In addition, the Company's Equity Plan and related subplans and award agreements give the Committee the discretion to cancel any unvested portions of outstanding equity awards granted after March 1, 2014 and held by any Company employee, including executive officers, in the event that such employee materially violates the terms of the Company's Code of Business Conduct and Ethics.

        Executive Perquisites.    Generally, it is our policy not to provide executive perquisites and special benefits except in limited circumstances when they are reasonable and business-related. For 2017, perquisites for each named executive officer totaled less than the disclosure threshold of $10,000.

        Retirement Benefits.    Our named executive officers, other than Messrs. Boardman and Phaneuf, are eligible to participate in our tax-qualified retirement savings plans on the same basis as all other U.S.-based full-time employees. Messrs. Boardman and Phaneuf participate in the retirement savings plans in Europe and Canada, respectively, on the same basis as all other employees in such regions. We do not maintain any supplemental executive retirement plans.

        Post-Termination and Change-in-Control Benefits.    The Company maintains change-in-control agreements for Messrs. Vigliotti, Boardman and Pomraning. Mr. Troise is eligible for change-in-control benefits pursuant to the terms of his employment agreement dated, October 16, 2015 (the

"Employment Agreement"), which benefits are generally consistent with the provisions included in our standard change-in-control agreements. The change-in-control-related severance benefits available to our executives were approved by the Compensation Committee after extensive discussion and competitive research.

        The Compensation Committee believes that these agreements address the important stockholder objective of retaining an effective and motivated executive team in the event of a change in control.

        The agreements (which are described in greater detail below under Executive Compensation—Post-Termination Payments and Change-in-Control Arrangements) were intended by the Compensation Committee to provide reasonable benefits that reflect industry practices and include the following:

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  Severance payments require termination, either (i) involuntary not-for-cause (and not as a result of death or disability) or voluntary with good reason as defined, within 18 months following a change in control, or (ii) involuntarily not-for-cause (and not as a result of death or disability) within six months prior to a change in control, provided that the termination is determined to be in connection with the change in control;

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  Severance benefits equal to one or two times the sum of annual base salary plus average variable incentive compensation (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program) over the prior three years, provided that, notwithstanding the foregoing, for executives that enter into a change-in-control agreement on or after November 30, 2016, any such payment will not exceed 2.99 times the sum of annual base salary plus the average of the annual cash bonuses paid to the executive over the prior three years;

  •
  Terminated individuals also receive a prorated portion of variable incentive compensation (based on the average variable incentive compensation (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program) over the prior three years) for the year of termination and health and welfare benefits for up to one or two years following the date of termination;

  •
  If the change-in-control benefits would cause the executive to be subject to the golden parachute excise taxes, then the benefits are reduced to the highest level that does not trigger the excise tax unless the value after the executive pays all taxes is greater (in which case no reduction is made); and

  •
  Under no circumstances do we provide any tax-related payments such as excise tax gross-ups.

        In addition, the Compensation Committee implemented double trigger vesting in connection with a change in control for all equity awards granted under the Equity Plan and the Variable Stock Compensation Program after January 23, 2017. Specifically, all unvested equity awards will vest upon the employee being terminated either (i) involuntarily not-for-cause as defined following a change in control (and not as a result of death or disability), voluntarily with good reason as defined following a change in control or by death or disability or (ii) involuntarily not-for-cause (and not as a result of death or disability) within six months prior to a change in control, provided that the termination is determined to be in connection with the change in control. For equity awards granted prior to January 23, 2017, all unvested equity awards vest immediately upon a change in control or as a result of death or disability. Any such unvested performance-based equity awards will vest at the greater of the actual performance level achieved as of the date of the change in control or the target performance level.

        ITG has no plans or agreements in place for named executive officers regarding executive severance benefits upon a termination that is unrelated to a change in control, with the exception of Mr. Troise, who is eligible to receive severance benefits under his Employment Agreement, and

Mr. Pomraning, who is eligible to receive guaranteed payments and continued vesting of certain of his equity awards under his offer letter, as further described in the narrative to the Summary Compensation Table beginning on page 44 of this Proxy Statement. In the event of the termination of a named executive officer not covered by an employment arrangement, severance benefits (if any) are negotiated as deemed necessary or advisable and approved by the Compensation Committee.

COMPENSATION DECISION FACTORS AND COMPENSATION DETERMINATION—HOW AND WHY THE COMMITTEE DETERMINED OUR NAMED EXECUTIVE OFFICERS' COMPENSATION FOR 2017

        In determining total compensation amounts, including the mix of base salary and variable incentive compensation (whether in the form of cash or equity), the Compensation Committee (i) evaluates the results of the corporate scorecard as described above to determine the size of the incentive pools, (ii) discusses performance assessments for each named executive officer with management, (iii) reviews Market Compensation Data and (iv) considers other factors such as aggregate variable compensation costs, internal pay equity and prior years' compensation, in each case, as further described below.

        The corporate scorecard.    In 2017, the Compensation Committee worked with McLagan and in consultation with management to review the previously-established corporate scorecard containing several key financial, operating, strategic and cultural goals for the Company to determine the payout ranges of the variable incentive compensation pools for 2017. The overall score of 0.61 on the corporate scorecard resulted in an achieved payout range slightly above the threshold performance payout range of 0.5 but below the target score of 1.0. The Committee then used its judgment to set the size of the pools to pay Mr. Troise's and the other named executive officers' variable compensation between the midpoint and the top of the achieved payout range. This resulted in each of the incentive pools being funded between the 25th and 50th percentile of Market Compensation Data Levels. The Committee decided to fund the pools at these levels in order to adequately compensate those executives who performed well during 2017 and to reflect the significant strides the Company has taken and investments made toward achieving the goals of the SOP, while at the same time taking into account the firm's financial performance during the year.

        Performance assessment.    At the beginning of each year, our Board of Directors approves performance measures and objectives for the Company and our Chief Executive Officer, and our Chief Executive Officer approves the performance measures and objectives for each of his direct reports (including each named executive officer). These performance measures and objectives are set within the framework of the Company's financial, operational, strategic and cultural goals. Setting these performance measures and objectives assists in ensuring that each executive's compensation is tied to the Company's key goals, stockholder returns, and ITG's Guiding Principles of Passion, Discipline and Commitment that anchor our mission and strategy.

        In determining the actual compensation paid to each named executive officer from the respective incentive pools, the Compensation Committee completes a final annual performance assessment for our Chief Executive Officer and reviews with the Chief Executive Officer his assessment of each named executive officer annually starting in December of the relevant performance year through January of the following year. While the Chief Executive Officer's evaluation carries significant weight, the Compensation Committee reaches its own independent viewpoint on each named executive officer's performance and makes its compensation decisions accordingly. Each executive is assessed on both the achievement of their goals and their commitment to ITG's Guiding Principles. The assessments described below pertain to 2017 performance and were used to help the Committee determine the size of each named executive officer's 2017 annual variable incentive compensation award. Prior-year assessments, as disclosed in our 2017 proxy statement, were used by the Committee to determine the size of the variable compensation equity awards granted to each named executive officer in January 2017 for the 2016 performance year.

        Factors used by the Compensation Committee in assessing the performance of our Chief Executive Officer.    The Committee uses a detailed assessment in evaluating the performance of our Chief Executive Officer. Among other factors, this assessment covers key financial and business accomplishments for the completed fiscal year. The assessment also includes our progress in: improving key financial and business metrics; implementing strategic initiatives, such as our SOP; investments in technology and new business initiatives; improving the strength of our control and operating environments; monitoring the Company's risks; and fostering a culture of ethics and compliance. The Committee also considers our Chief Executive Officer's leadership achievements in areas such as workforce engagement and talent management.

        The Committee evaluated Mr. Troise and believes that he performed well during 2017 as evidenced by his leadership in (a) driving and fostering the Company's strategy, (b) continuing to successfully execute on our SOP, (c) facilitating the strong growth in our international operations, including record levels of revenue and profits in Europe and Asia Pacific, (d) the ongoing reshaping of the Company's priorities to focus on our core capabilities of execution, liquidity, analytics and workflow technology solutions and (e) building and motivating the Company's senior leadership. In light of these positive aspects of Mr. Troise's performance for 2017, Mr. Troise's total compensation increased modestly (4.7%) over his total compensation for the 2016 performance year. This increase was consistent with our pay-for-performance policy of paying our Chief Executive Officer a level of compensation commensurate with Company performance, thereby demonstrating the strong link between Company performance and compensation.

        Factors used by the Compensation Committee in assessing the performance of the other named executive officers.    Just as the Committee assesses the performance of our Chief Executive Officer, our Chief Executive Officer assesses the performance of each other named executive officer. Mr. Troise evaluated the performance of each named executive officer on many of the same factors we described for the Chief Executive Officer because these factors are important to the Company's short-term and long-term objectives and reflect the functions over which the executives have responsibility. Such factors include, among others: contribution to the achievement of Company financial performance; regional and product group profitability, as applicable; improvement in business metrics such as market share, client growth and retention; achievement of business objectives; impact on the implementation of strategic initiatives, such as our SOP; the development of new products and solutions for our clients; improvement in controls and efficiencies in our operating environment; managing capital; monitoring the Company's risks; achievement in leadership in areas such as workforce engagement and talent management; and fostering a culture of ethics and compliance. Mr. Troise discussed his evaluation of the performance of each named executive officer with the Committee and the Committee questioned and discussed such evaluations. As a result of this performance assessment, each of the named executive officer's overall pay was directly correlated to his impact on the 2017 business results as follows:

  •
  For Mr. Vigliotti, the Committee considered his role in (a) progressing the Company's agenda toward greater globalization, (b) reducing our capital requirements outside the U.S., (c) successful management of the business development and strategy teams, including establishment of a new derivatives venture and (d) implementing significant cost savings in the U.S. The Committee also considered his increase in responsibilities as the Company's Chief Administrative Officer.

  •
  For Mr. Boardman, the Committee considered his leadership in (a) providing strong financial results and market share in our European operations and (b) preparing for the implementation of the new MiFID II rules in Europe and taking a leadership position in this area with respect to the Company's clients.

  •
  For Mr. Phaneuf, the Committee considered his role in leading our Global Portfolio Trading business as well as his role as Chief Executive Officer of ITG's Canadian operations, where we achieved solid financial results and strong market share despite lower market-wide volumes.

  •
  For Mr. Pomraning, the Committee considered his (a) leadership of our global product and technology organizations, (b) oversight of the implementation of our SOP, including our progress in delivering key products and realizing cost savings in 2017 and (c) reorganization of the global products team and streamlining of the global technology team. The Committee increased the variable incentive compensation award to Mr. Pomraning by $100,000 above the amount that was negotiated as part of his offer letter due to these achievements, as well as his taking on additional responsibilities as global head of technology in November 2016 and being appointed Global Head of Product Management in January 2017. These roles and responsibilities were not anticipated at the time his offer letter was negotiated in June 2016.

        No one factor, by itself, determines the Compensation Committee's assessment of a named executive officer's performance and the Committee considers many different factors in assessing the performance of each named executive officer. The Compensation Committee does not use a rigid set of rules for determining the relative importance of these factors. The Compensation Committee emphasizes and weighs performance factors differently for each named executive officer based on its subjective consideration of such factors. However, the aggregate amount paid to our named executive officers is predominantly tied to the Company's overall financial performance.

        Market data review.    As noted above, McLagan provided Market Compensation Data to the Compensation Committee for each named executive officer's position. McLagan used survey data that is appropriate to the senior executive's position and responsibility and consistent with ITG's size, type and mix of businesses and the sectors in which we compete for executive talent. To help in analyzing the market data, McLagan established a total direct compensation market range for each named executive officer position.

        The market ranges helped the Compensation Committee in assessing the competitive placement relative to market range of our named executive officers' total direct compensation for 2017. Such assessment considered the scope, complexity and responsibility of the executive's position in relation to comparable positions in the data set. The Compensation Committee exercised its judgment in interpreting the market ranges provided by McLagan. A named executive officer's actual positioning relative to that market range is a result of the Compensation Committee's assessment of the Company's performance under the corporate scorecard, in addition to the individual performance factors we describe above. The Market Compensation Data and ranges provide only a reference point for the Compensation Committee. As with all of the compensation decision factors in this section, the market data and ranges do not, by themselves, directly determine a named executive officer's total direct compensation. Depending upon Company, business and individual performance results, a named executive officer's total direct compensation may be within, below or above the market range for that position.

        Our peer group.    The Compensation Committee periodically reviews the composition of our peer group to ensure that it is using the most appropriate peers among those available in the market. In particular, the Committee revisited the peer group at its August 2017 meeting due to FBR & Co. ("FBR") and KCG Holdings, Inc. ("KCG") being acquired by other companies. In selecting the companies for our peer group, the Compensation Committee considered the following factors, among others: business focus with an emphasis on financial technology; industry; size; capital structure; whether the company competes against us for executive talent; compensation philosophy; and financial performance. The selection of actual peers was drawn from our financial technology industry segment, with comparable businesses activities, and firm size, which includes multiple measures such as revenue, number of employees, market capitalization and pre-tax net income. The Committee elected to

(i) remove FBR from the peer group due to it being acquired by another company that has a different business focus from the Company and its 2016 compensation information not being made publicly available and (ii) keep KCG in the peer group for one more year because its 2016 compensation was made available in its 2017 proxy statement. As a result of this analysis, the following peer group of nine companies was used for 2017 compensation purposes:

Peer Group

BGC Partners, Inc.	GAIN Capital Holdings, Inc.	MarketAxess Holdings Inc.
CBOE Global Markets, Inc.	JMP Group Inc.	Piper Jaffray Companies
Cowen Group, Inc.	KCG Holdings, Inc.	TMX Group Limited

        Although no single company included in the peer group is exactly comparable to ITG in every respect, the Compensation Committee uses the peer group to validate the range of competitive pay and to assess the relative performance of the Company. With McLagan's help, the Compensation Committee will continue to review the composition of the peer group, as appropriate, and may make changes to it in the future in response to such factors as changes in the mix of the Company's business segments or major changes in the capital structure, business makeup or financial performance of a peer company.

        Other Factors Considered.    In addition to the corporate scorecard, the performance assessment considered by the Compensation Committee in setting compensation levels and compensation market data, the Compensation Committee considers such additional factors as:

  •
  Aggregate cost of variable incentive compensation: the Compensation Committee compares the proposed cost of the aggregate variable incentive compensation pools for the senior executives to the prior years' cost.

  •
  Internal pay equity: the Compensation Committee compares the differences in total compensation from one executive to the other in order to assess internal equity.

  •
  The executive's prior years' compensation: the Compensation Committee compares proposed compensation with actual prior years' compensation to ensure that any increases or decreases in compensation are the result of relative performance.

  •
  Total compensation as a percentage of revenue: the Compensation Committee reviews how much compensation is paid to employees as a percentage of revenues to ensure that it is consistent with competitive practice and the Company's financial performance.

IMPACT OF REGULATORY REQUIREMENTS

        In making executive compensation decisions, the Compensation Committee is mindful of the impact of regulatory requirements on those decisions. In particular, regulatory requirements affect the Compensation Committee's decisions in the following ways:

  •
  Internal Revenue Code Section 162(m) ("Section 162(m)"):  Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to us for compensation over $1 million paid to our Chief Executive Officer and certain of our other executive officers. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, compensation that qualified as "performance-based" under Section 162(m) was deductible without regard to this $1 million limit. With the repeal of Section 162(m)'s performance-based compensation rule under the Tax Cuts and Jobs Act, effective for taxable years beginning after December 31, 2017, compensation paid to our executive officers subject to Section 162(m) in excess of $1 million will not be deductible unless it qualifies for limited transition relief applicable to certain arrangements in place as of November 2, 2017.

    The Committee believes that tax deductibility of compensation is an important factor, but not the sole or primary factor, in setting executive compensation policy or in rewarding superior executive performance. As was the case prior to the enactment of the Tax Cuts and Jobs Act, the Company will continue to monitor issues concerning the deductibility of executive compensation. The Company has historically attempted to structure its compensation arrangements to achieve deductibility under Section 162(m), although the Company may pay amounts that are not deductible in such circumstances as it determines appropriate. In establishing our cash and equity variable incentive compensation awards, the Company considered the tax treatment of the awards but determined the awards primarily by their effectiveness in providing maximum alignment with the Company's key strategic objectives identified above.

  •
  Internal Revenue Code Section 409A ("Section 409A"):  The Compensation Committee intends all programs to be designed so that they are not considered deferred compensation under the Section 409A definitions, or they comply with the deferred compensation rules in Section 409A.

  •
  Accounting Treatment:  In determining variable incentive compensation, including equity awards granted as part of 2017 compensation, the Compensation Committee considered the potential expense of those awards and the impact on earnings per share. The Compensation Committee concluded that the associated expense and earnings per share impact were appropriate, given competitive compensation practices in the industry, our performance and the motivational and retention effect of the awards.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Steven S. Wood, Chair
Minder Cheng
R. Jarrett Lilien

Summary Compensation Table

        For 2017, our "named executive officers" were (i) Francis J. Troise, our Chief Executive Officer and President, (ii) Steven R. Vigliotti, our Chief Financial Officer and Chief Administrative Officer and (iii) our three most highly-compensated executive officers (other than our Chief Executive Officer and Chief Financial Officer) who were serving as executive officers as of December 31, 2017: (a) Robert J. Boardman, Chief Executive Officer of ITG's European Operations, (b) Etienne Phaneuf, Chief Executive Officer of ITG's Canadian Operations, and (iii) Brian Pomraning, Global Head of Product Management. The following table sets forth the compensation for 2015, 2016 and 2017 of our named executive officers (except for Messrs. Troise and Phaneuf who were not named executive officers in 2015 and Mr. Pomraning who was not a named executive officer in 2015 or 2016).

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(1)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	()
Francis J. Troise	2017	750,000	1,480,000	2,118,027	—	5,400	4,353,427
Chief Executive Officer and	2016	721,591	2,860,000	4,475,965	1,000,003	80,300	9,137,859
President	2015	—	—	—	—	—	—
Steven R. Vigliotti	2017	500,000	340,000	514,396	—	5,400	1,359,796
Managing Director, Chief Financial	2016	500,000	340,000	576,157	—	5,300	1,421,457
Officer and Chief Administrative Officer	2015	500,000	384,000	1,339,000	—	5,300	2,228,300
Robert J. Boardman(4)	2017	505,636	410,930	529,995	—	12,842	1,459,402
Managing Director and Chief Executive	2016	434,734	379,404	606,415	—	15,244	1,435,797
Officer of ITG's European Operations	2015	458,500	427,933	1,576,758	—	41,173	2,504,365
Etienne Phaneuf(5)	2017	347,017	416,420	586,157	—	5,398	1,354,992
Managing Director and Chief Executive	2016	339,727	385,023	416,417	—	5,285	1,146,451
Officer of ITG's Canadian Operations	2015	—	—	—	—	—	—
Brian Pomraning	2017	400,000	280,000	363,104	—	5,400	1,048,504
Managing Director and Global Head of	2016	—	—	—	—	—	—
Product Management	2015	—	—	—	—	—	—

(1)
As discussed in the Compensation Discussion and Analysis above, the Compensation Committee takes into account performance and other factors in making a determination of these award amounts under our variable incentive compensation program.

(2)
The amounts shown in column (e) represent the aggregate grant date fair value of the restricted stock unit awards granted to each of the named executive officers during each year (including for 2017, the Time-based Restricted Stock Unit Awards and accompanying matching units and the Performance-based Restricted Stock Unit Awards), as determined pursuant to FASB ASC Topic 718. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2017 Annual Report, which are incorporated herein by reference. See the narrative discussion and footnotes following the Summary Compensation Table and the Grants of Plan-Based Awards Table for more information about awards granted in 2017. For the Performance-based Restricted Stock Unit Awards, the following represents the value based on the maximum number of shares (200% of basic units) that can be earned for the award granted in 2017:

Name	Performance- based Restricted Stock Units

Francis J. Troise	$2,017,159
Steven R. Vigliotti	$489,884
Robert J. Boardman	$504,753
Etienne Phaneuf	$558,234
Brian Pomraning	$345,810

(3)
The amounts shown in column (h) represent Company contributions to defined contribution plans. Specifically, for Messrs. Troise, Vigliotti and Pomraning under our Retirement Savings Plan, we match employee contributions up to a contribution cap equal to 50% of 4% of the employee's eligible compensation per year as defined in the Plan and we may make a discretionary profit sharing contribution that can vary from 0-8% of the employee's eligible compensation per year. For 2017, the Company did not make a discretionary profit sharing contribution. For Mr. Boardman, the amount shown represents the Company's retirement contribution pursuant to the ITG Europe Retirement Savings Plan. Specifically, this amount consists of the following Company contributions: 10% of the participant's salary up to a maximum salary of £100,000. For Mr. Phaneuf, the amount shown represents the Company's retirement contribution pursuant to the ITG Canada Group Registered Retirement Savings Plan. Specifically, this amount consists of the following Company contributions: (1) a base contribution of CAD $3,500 and (2) a dollar for dollar match of elective employee contributions up to CAD $3,500.

(4)
Mr. Boardman's base salary, bonus and all other compensation amounts were converted from GBP to USD at the following exchange rate: 0.7787 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2017 fiscal year. Mr. Boardman's Time-based Restricted Stock Unit Award (both basic and matching units) and Performance-based Restricted Stock Unit Award (basic units) were converted from GBP to USD at the following exchange rate: 0.7031 GBP:1 USD, which exchange rate represents the exchange rate on the grant date of such awards.

(6)
Mr. Phaneuf's base salary, bonus and all other compensation amounts were converted from CAD to USD at the following exchange rate: 1.2968 CAD:1 USD, which exchange rate represents the average rate of exchange during the 2017 fiscal year. Mr. Phaneuf's Time-based Restricted Stock Unit Award (both basic and matching units) and Performance-based Restricted Stock Unit Award (basic units) were converted from CAD to USD at the following exchange rate: 1.2349 CAD:1 USD, which exchange rate represents the exchange rate on the grant date of such awards.

        Compensation of Mr. Troise.    Mr. Troise's Employment Agreement has an initial term of three years from Mr. Troise's start date, which was January 15, 2016, and the agreement automatically renews for one-year periods thereafter, unless either party elects not to renew upon 90 days' written notice. The Employment Agreement provides Mr. Troise with the following compensation: (i) an annual base salary of at least $750,000 and (ii) annual variable compensation as determined in the sole discretion of the Compensation Committee of the Board, based on the achievement of pre-established goals developed after consultation with Mr. Troise. Mr. Troise also received in January 2016 under his Employment Agreement initial "make-whole" awards, consisting of cash payments and equity grants consisting of the following:

  •
  2015 Buy-Out Award.  As an inducement to commence employment with the Company and to compensate Mr. Troise for the loss of his potential annual variable compensation at his prior employer in respect of the 2015 calendar year, Mr. Troise was granted a compensation award having a total value of $3.65 million (the "2015 Buy-Out Award"). The 2015 Buy-Out Award consisted of a cash bonus of $1.46 million and restricted stock units that settle in shares of Company common stock with an initial grant date value of $2.19 million. These restricted stock units vest and settle, subject to Mr. Troise's continued employment with the Company through each applicable vesting date, in three equal annual installments beginning on the first anniversary of the date of grant. The cash bonus was paid within thirty (30) days after his start date and the restricted stock units were granted on his start date.

  •
  Inducement Equity Award.  As a further inducement to commence employment with the Company and to replace the outstanding stock appreciation rights and restricted stock units that

    Mr. Troise forfeited upon his departure from his prior employer, Mr. Troise was granted restricted stock units that settle in shares of Company common stock (the "Inducement Equity Award"), with an initial grant date value of approximately $2.5 million, which amount was equal to the intrinsic value of the forfeited awards on the date such awards were forfeited. The Inducement Equity Award was granted on Mr. Troise's start date, and vested and settled, in light of Mr. Troise's continued employment with the Company through each of the applicable vesting dates, in the following installments on the following vesting dates: (i) 38% vested on January 31, 2016 and was subject to a 12-month holding requirement; (ii) 41% vested on January 31, 2017; and (iii) the remaining 21% vested on January 31, 2018.

  •
  Sign-On Option Award.  On his start date, Mr. Troise was also granted options to purchase shares of Company common stock having an initial grant date value equal to $1 million (the "Sign-On Option Award"). These options vest, subject to Mr. Troise's continued employment with the Company through each applicable vesting date, on each of the first, second and third anniversaries of the grant date.

        If Mr. Troise's employment had been terminated other than a termination without Cause (as defined in his Employment Agreement), resignation from employment for Good Reason (as defined in his Employment Agreement), or a termination due to his death or Disability (as defined in his Employment Agreement) on or prior to the first anniversary of his start date, (x) the equity-based portion of the 2015 Buy-Out Award and the then-unvested portion of the Inducement Equity Award would have been fully forfeited and (y) Mr. Troise would have had to promptly repay the Company a prorated amount of the cash portion of the 2015 Buy-Out Award and returned to the Company a prorated amount of the portion of the Inducement Equity Award that otherwise vested in 2016.

        Compensation of Mr. Pomraning.    On June 20, 2016, Mr. Pomraning entered into an offer letter with us. Mr. Pomraning began employment as our Head of Strategy and Planning on September 12, 2016, and subsequently took on the responsibilities of global head of technology in November 2016. In January 2017, Mr. Pomraning was appointed as our Global Head of Product Management and became an executive officer of the Company. Mr. Pomraning is an at-will employee with an annual base salary of $400,000. Under his offer letter, he is also eligible to receive a discretionary annual bonus under the Company's variable incentive compensation program, with an award amount for each of fiscal years 2016 and 2017 of $600,000, where a portion of each award was subject to payment as a stock award at the Company's discretion. If Mr. Pomraning had been terminated by the Company without cause (as defined in his offer letter) or due to his death or disability prior to the payment of either of his variable incentive compensation awards for the 2016 or 2017 fiscal years, he would have been entitled to receive such payments entirely in cash, subject to his signing a release. Upon joining the Company in September 2016, Mr. Pomraning received pursuant to his offer letter (i) a $150,000 sign-on bonus and (ii) a time-based restricted stock unit award with an initial value of approximately $294,000 to replace the outstanding stock awards, deferred cash compensation and relocation bonus Mr. Pomraning forfeited or was required to repay upon his departure from his prior employer, which award vests and settles on the third anniversary of the grant date (the "Make-whole Equity Award"). If Mr. Pomraning is terminated by the Company without cause, subject to signing a release, he will be entitled to the continued vesting of the variable incentive compensation equity awards he received for the 2016 and 2017 fiscal years and his Make-whole Equity Award, in each case, as if he had remained an employee of the Company. Mr. Pomraning was also eligible to receive under his offer letter reimbursement for certain payments that may have been forfeited, or expenses that may have been due, relating to his prior employment, as well as tax preparation services through 2017, although he did not utilize any of these benefits. Mr. Pomraning has no compensation guarantees beyond 2017.

Grants of Plan-Based Awards Table

        The table set forth below lists each grant or award made in 2017 to each of the named executive officers under any of the Company's equity and non-equity incentive plans.

									All
									Other
									Stock	All Other
									Awards:	Option
									Number	Awards:	Exercise
			Estimated Possible Payouts			Estimated Future Payouts			of	Number of	or Base	Grant
			Under Non-Equity Incentive			Under Equity Incentive			Shares	Securities	Price of	Date
			Plan Awards			Plan Awards			of Stock	Underlying	Option	Fair

Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(1)	Maximum (#)	or Units (#)(2)	Options (#)	Awards ($)	Value ($)(3)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Francis J. Troise	1/24/17	1/23/17	—	—	—	—	—	—	56,260	—	—	1,109,447
	1/24/17	1/23/17	—	—	—	25,573	51,145	102,290	—	—	—	1,008,579
Steven R. Vigliotti	1/24/17	1/23/17	—	—	—	—	—	—	13,664	—	—	269,454
	1/24/17	1/23/17	—	—	—	6,211	12,421	24,842	—	—	—	244,942
Robert J. Boardman	1/24/17	1/23/17	—	—	—	—	—	—	14,078	—	—	277,618
	1/24/17	1/23/17	—	—	—	6,399	12,798	25,596	—	—	—	252,377
Etienne Phaneuf	1/24/17	1/23/17	—	—	—	—	—	—	15,570	—	—	307,040
	1/24/17	1/23/17	—	—	—	7,077	14,154	28,308	—	—	—	279,117
Brian Pomraning	1/24/17	1/23/17	—	—	—	—	—	—	9,645	—	—	190,199
	1/24/17	1/23/17	—	—	—	4,384	8,768	17,536	—	—	—	172,905

(1)
Shares subject to these restricted stock units were granted as Performance-based Restricted Stock Unit Awards under the Variable Stock Compensation Program, the economic value of which reflects compensation for fiscal year 2016 performance. For more information relating to these awards, see the narrative discussion following this table.

(2)
Shares subject to these restricted stock units (including both basic and matching units) were granted as Time-based Restricted Stock Unit Awards under the Variable Stock Compensation Program, the economic value of which reflects compensation for fiscal year 2016 performance. For more information relating to these units, see the narrative discussion following this table.

(3)
Reflects the aggregate grant date fair value of the awards as determined pursuant to FASB ASC Topic 718. The fair value of the awards was determined using the valuation methodology and assumptions set forth in Note 2 to the Company's consolidated financial statements included in the 2017 Annual Report, which are incorporated herein by reference.

  Variable Stock Compensation Program

        Under our Variable Stock Compensation Program, each eligible participant is granted a number of basic stock units on the date the year-end variable incentive compensation is communicated to the participant equal to (i) the amount by which the participant's variable incentive compensation is awarded in equity as determined by the Compensation Committee, divided by (ii) the closing price per share of the Company's common stock on the NYSE on the grant date. The number of basic stock units granted to each named executive officer under the Variable Stock Compensation Program in 2017 was determined in this way.

        Applying our Pay-for-Performance Commitment Policy, the equity incentive awards granted in January 2017 for 2016 performance were then split such that each named executive officer received (i) half of his award as Time-based Restricted Stock Unit Awards and (ii) the remaining half as Performance-based Restricted Stock Unit Awards. With respect to the Time-based Restricted Stock Unit Awards, basic stock units vest in equal annual installments on each of the first, second and third anniversaries of the date of grant if the executive remains continuously employed by the Company through, and is in good standing on, each applicable vesting date. In addition, each of the Time-based Restricted Stock Unit Awards was accompanied by a 10% match of the number of basic stock units granted. The matching stock units vest 100% on the third anniversary of the date of grant if the executive remains continuously employed by the Company through, and is in good standing on, each applicable vesting date.

        For the Performance-based Restricted Stock Unit Awards, between January 1, 2019 and February 5, 2019, the Compensation Committee will determine and certify the extent to which the basic units have been earned, if at all, based on the levels of Revenue and Pre-Tax Margin achieved for the 2018 fiscal year. Then, such earned basic units shall be divided into two equal installments, with the first installment vesting on February 5, 2019 and the second installment vesting on February 5, 2020, if the participant remains continuously employed by the Company through, and is in good standing on, each applicable vesting date. The percentage of the 2016 Target Award earned is determined pursuant to a payout matrix established by the Committee. The payout matrix sets forth a range of payout percentages relative to the Company's actual Revenue and Pre-Tax Margin results achieved for the 2018 fiscal year, with each performance metric weighted equally. The payout percentages under the payout matrix range from 50% to 200% of the 2016 Target Award, and failure to achieve the threshold performance level for either performance metric in 2018 will result in the forfeiture of the entire award. If actual Revenue and Pre-Tax Margin results fall between the specified performance levels set forth in the payout matrix, the percentage of the 2016 Target Award that will be earned and eligible for vesting will be determined by equally weighting the interpolated payout percentage for each performance metric.

        Once the basic and matching units related to the Time-based Restricted Stock Unit Awards have vested, and once the basic units related to the Performance-based Restricted Stock Unit Awards have been earned and vested, the awards will be settled in shares of our common stock within 30 days after each applicable vesting date. These awards do not accrue dividend equivalents.

Outstanding Equity Awards for Named Executive Officers at December 31, 2017

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

(a)		(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Francis J. Troise	1/15/16	65,630	131,221 (2)	—	16.18	1/15/2024	—		—	—		—
	1/15/16	—	—	—	—	—	32,771	(3)	630,842	—		—
	1/15/16	—	—	—	—	—	90,227	(4)	1,736,870	—		—
	1/24/2017	—	—	—	—	—	56,260	(5)	1,083,005	—		—
	1/24/2017	—	—	—	—	—	—		—	25,573	(6)	492,271
Steven R. Vigliotti	2/12/2014	—	—	—	—	—	—		—	8,152	(7)	156,935
	2/11/2015	—	—	—	—	—	7,958	(8)	153,201	—		—
	11/12/2015	—	—	—	—	—	17,933	(9)	345,210	—		—
	2/11/2016	—	—	—	—	—	12,763	(10)	245,688	—		—
	2/11/2016	—	—	—	—	—	—		—	5,494	(11)	105,756
	1/24/2017	—	—	—	—	—	13,664	(5)	263,032	—		—
	1/24/2017	—	—	—	—	—	—		—	6,211	(6)	119,552
Robert J. Boardman	2/12/2014	—	—	—	—	—	—		—	9,502	(7)	182,914
	2/11/2015	—	—	—	—	—	9,058	(8)	174,367	—		—
	11/12/2015	—	—	—	—	—	21,209	(9)	408,273	—		—
	2/11/2016	—	—	—	—	—	13,434	(10)	258,605	—		—
	2/11/2016	—	—	—	—	—	—		—	5,782	(11)	111,309
	1/24/2017	—	—	—	—	—	14,078	(5)	271,002	—		—
	1/24/2017	—	—	—	—	—	—		—	6,399	(6)	123,181
Etienne Phaneuf	2/11/2015	—	—	—	—	—	8,324	(8)	153,923	—		—
	11/12/2015	—	—	—	—	—	9,225	(9)	177,581	—		—
	2/11/2016	—	—	—	—	—	13,236	(10)	261,279	—		—
	2/11/2016	—	—	—	—	—	—		—	3,971	(11)	76,433
	1/24/2017	—	—	—	—	—	15,570	(5)	299,723	—		—
	1/24/2017	—	—	—	—	—	—		—	7,077	(6)	136,232
Brian Pomraning	9/29/2016	—	—	—	—	—	18,508	(12)	356,279	—		—
	1/24/2017	—	—	—	—	—	9,645	(5)	185,666	—		—
	1/24/2017	—	—	—	—	—	—		—	4,384	(6)	84,392

(1)
The market value was determined using a per share value of the Company's common stock of $19.25 (which was the closing price per share on December 29, 2017, the last trading day of the year).

(2)
These options represent the Sign-On Option Award granted to Mr. Troise under his Employment Agreement as further described in the narrative to the Summary Compensation Table above. This award was granted under the Company's Equity Plan, with one-third of the option having vested on January 15, 2017 and one-half of the remaining options in column (c) having vested on January 15, 2018 and one-half of the remaining options scheduled to vest on January 15, 2019, subject to Mr. Troise's continued employment with the Company through the vesting date.

(3)
These are the remaining units of the equity portion of the 2015 Buy-Out Award granted to Mr. Troise under his Employment Agreement that vested on January 31, 2018, as further described in the narrative to the Summary Compensation Table above. This award was granted as a material inducement of employment with the Company pursuant to Section 303A.08 of the NYSE Listed Company Manual and not under a stockholder approved equity plan.

(4)
These units represent the remaining portion of the Inducement Equity Award granted to Mr. Troise under his Employment Agreement as further described in the narrative to the Summary Compensation Table above. This award was granted as a material inducement of employment with the Company pursuant to Section 303A.08 of the NYSE Listed Company Manual and not under a stockholder approved equity plan. One-third of the award vested on January 15, 2017, one-half of the remaining award in column (g) vested on January 15, 2018 and one-half of the remaining award is scheduled to vest on January 15, 2019, provided Mr. Troise remains continuously employed with the Company through the applicable vesting date.

(5)
These units represent the restricted stock units (basic and matching stock units) granted in 2017 (for the 2016 performance year) pursuant to the Variable Stock Compensation Program and are described as Time-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. Messrs. Troise, Vigliotti, Boardman, Phaneuf and Pomraning were issued 5,115, 1,243, 1,280, 1,416 and 877 matching units, respectively, which will vest in full on January 24, 2020 provided the named executive officer remains continuously employed through, and is in good standing on, such vesting date. The remaining units disclosed represent basic units granted under the Variable Stock Compensation Program; one third of such units vested on January 24, 2018, and, provided the named executive officer remains continuously employed through, and is in good standing on, the applicable vesting date, the remainder will vest in equal installments on each of January 24, 2019 and January 24, 2020, except that Mr. Pomraning will be entitled to the continued vesting of his award if he is terminated by the Company without cause and signs a release.

(6)
These units represent the restricted stock units granted in 2017 (for the 2016 performance year) pursuant to the Variable Stock Compensation Program and are described as Performance-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. These units represent the unearned and unvested basic units granted under the Variable Stock Compensation Program at threshold payout. Between January 1, 2019 and February 5, 2019, the Compensation Committee will determine and certify the extent to which the basic units have been earned, if at all, based on the levels of the Company's Revenue and Pre-Tax Margin achieved for the 2018 fiscal year. Then, such earned basic units shall be divided into two equal installments, with the first installment vesting on February 5, 2019 and the second installment vesting on February 5, 2020, provided the named executive officer remains continuously employed through, and is in good standing on, the applicable vesting date, except that Mr. Pomraning will be entitled to the continued vesting of his award if he is terminated by the Company without cause and signs a release. The number of performance-based restricted stock units actually earned pursuant to the award may increase or decrease depending on the level of the Company's Revenue and Pre-Tax Margin achieved for the 2018 fiscal year.

(7)
These units represent the restricted stock units (basic and matching stock units) granted in 2014 (for the 2013 performance year) pursuant to the Variable Stock Compensation Program and are described as Market-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. These units vested in full on February 12, 2018, which included 1,824 matching units and 249 dividend equivalents for Mr. Vigliotti and 2,193 matching units for Mr. Boardman.

(8)
These units represent the restricted stock units (basic and matching stock units) granted in 2015 (for the 2014 performance year) pursuant to the Variable Stock Compensation Program and are described as Time-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. These units vested in full on February 11, 2018, which included 1,781 matching units and 243 dividend equivalents for Mr. Vigliotti and 2,091 matching units for Mr. Boardman. Additionally, (i) Messrs. Vigliotti and Boardman were granted ROE-based Restricted Stock Unit Awards in 2015 (for the 2014 performance year), with the final tranche scheduled to vest on February 11, 2018 and (ii) Mr. Phaneuf's Time-based Restricted Stock Unit Award included matching units that were scheduled to vest on February 11, 2018 based upon the average of the annual ROE levels achieved during 2015, 2016 and 2017 (the "ROE-based Matching Restricted Stock Unit Award"). These units that were scheduled to vest on February 11, 2018 were fully forfeited because the Company failed to achieve the threshold ROE level under each award and such units are excluded from the table in accordance with SEC rules.

(9)
These units represent the special Time-based Restricted Stock Units granted to Messrs. Vigliotti, Boardman and Phaneuf as discretionary awards under the Variable Stock Compensation Program. One-half of these units vested on February 11, 2018, and the remaining units will vest on February 11, 2019 provided the named executive officer remains continuously employed through, and is in good standing on, the vesting date.

(10)
These units represent the restricted stock units (basic and matching stock units) granted in 2016 (for the 2015 performance year) pursuant to the Variable Stock Compensation Program and are described as Time-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. Messrs. Vigliotti, Boardman and Phaneuf were issued 1,665, 1,753 and 1,204 matching units, respectively, which will vest in full on February 11, 2019 provided the named executive officer remains continuously employed through, and is in good standing on, such vesting date. The remaining units disclosed represent basic units granted under the Variable Stock Compensation Program; one-half of such units vested on February 11, 2018, and the remaining units will vest on February 11, 2019 provided the named executive officer remains continuously employed through, and is in good standing on, the vesting date.

(11)
These units represent the restricted stock units granted in 2016 (for the 2015 performance year) pursuant to the Variable Stock Compensation Program and are described as ROE-based Restricted Stock Unit Awards in the Compensation Discussion and Analysis. The units that were scheduled to vest on February 11, 2018 were fully forfeited because the Company failed to achieve the threshold ROE level for 2017 and such units are excluded from the table in accordance with SEC rules. The remaining units disclosed in column (i) represent the unearned and unvested basic units granted under the Variable Stock Compensation Program at threshold payout. The remaining units disclosed will vest on February 11, 2019 based upon the level of the Company's ROE achieved for 2018, provided the named executive officer remains continuously employed through, and is in good standing on, the vesting date. The number of ROE-based restricted stock units actually earned pursuant to the award may increase or decrease depending on the level of the Company's ROE for 2018.

(12)
These units represent the Make-whole Equity Award granted to Mr. Pomraning under his offer letter at the time he joined the Company. The award vests and settles on the third anniversary of the grant date provided Mr. Pomraning remains continuously employed through the vesting date, except that Mr. Pomraning will be entitled to the continued vesting of his award if he is terminated by the Company without cause and signs a release.

Options Exercised and Stock Vested for 2017 for Named Executive Officers

	Option Awards		Stock Awards

Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)(1)	Value Realized Upon Vesting ($)(2)

(a)	(b)	(c)	(d)	(e)
Francis J. Troise	—	—	109,107	2,223,662
Steven R. Vigliotti	—	—	39,536	797,283
Robert J. Boardman	—	—	60,162	1,215,076
Etienne Phaneuf	—	—	29,902	603,422
Brian Pomraning	—	—	—	—

(1)
The amounts shown in column (d) represent restricted stock units that vested in 2017.

(2)
Values based on the closing price of our common stock on the NYSE on the vesting date of the underlying shares, or the last trading day immediately prior to the vesting date to the extent the vesting date was not a trading date.

Post-Termination Payments and Change-in-Control Arrangements

  Change-in-Control Arrangements

        As of December 31, 2017, the following named executive officers had change-in-control agreements or arrangements with the Company: Messrs. Troise, Vigliotti, Boardman and Pomraning. Each change-in-control agreement (or Employment Agreement in the case of Mr. Troise) provides for the payment of benefits if the executive's employment is terminated within eighteen months following a Change in Control (defined below), either by the Company not for Cause (defined below) (and not due to the executive's death or disability) or by the executive for Good Reason (as defined in the next paragraph). In addition, if the executive's employment is terminated by the Company other than for Cause within six months prior to the date of a Change in Control and it is reasonably demonstrated that the termination arose in connection with, or in anticipation of, the Change in Control, the benefits set forth below will be paid to the executive.

        "Good Reason" is defined to include (i) a material reduction in the executive's primary functional authorities, duties or responsibilities (other than, for all the named executive officers except for Mr. Troise, any such reduction resulting merely from an acquisition of the Company and its existence as a subsidiary or division of another entity) or the assignment of duties to the executive inconsistent with those of an executive of the Company; (ii) relocation of the executive's principal job location of more than 35 miles; (iii) material reductions in the executive's base salary or participation in annual incentive compensation plans, other than certain across-the-board reductions; (iv) the failure of the Company to obtain the assumption of the obligations contained in the executive's change-in-control agreement (or Employment Agreement for Mr. Troise) by any successor and (v) a material breach of the change-in-control agreement (or Employment Agreement for Mr. Troise) by the Company (including the Company (a) for Messrs. Troise, Boardman and Pomraning, decreasing by more than 33% the sum of the executive's base salary and average annual variable incentive compensation for the three years immediately preceding the year of termination of employment (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program) and (b) for Mr. Vigliotti, decreasing the sum of the executive's base salary and target annual cash incentives by more than 10% (in accordance with the terms of his original change-in-control agreement negotiated at his time of hire in December 2009). With respect to Mr. Troise, "Good Reason" is defined to also include (a) the removal of Mr. Troise from his office as Chief Executive Officer and (b) the failure of the Company to renew the term of his Employment Agreement. With respect to Mr. Vigliotti, "Good Reason" is defined to also include Mr. Vigliotti no longer reporting directly to the Company's Chief Executive Officer.

        "Cause" is defined to include (i) the executive's willful failure to substantially perform his duties with the Company (other than as a result of the executive's disability); (ii) the executive's gross negligence in the performance of his duties which results in material financial harm to the Company; (iii) the executive's conviction of, or guilty plea, to any felony or any other crime involving the personal enrichment of the executive at the expense of the Company; (iv) the executive's willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (v) the executive's willful material violation of any provision of the Company's code of conduct.

        "Change in Control" is deemed to occur (i) if any person, other than the Company or a person related to the Company, is or becomes the beneficial owner of 35% percent or more of the total voting power of all the then-outstanding voting securities; (ii) if a majority of the members of the Company's incumbent board of directors cease to be board members; (iii) upon consummation of a merger, consolidation, recapitalization, or reorganization of the Company or similar transaction affecting the capital structure of the Company in which the Company's existing stockholders or a related person do not continue to own more than 50% of the outstanding voting securities of the surviving entity; (iv) upon consummation of the sale or disposition by the Company of all or substantially all of the Company's assets in which a related person does not continue to own more than 50% of the assets owned by the Company immediately prior to the transaction; or (v) if the stockholders of the Company approve a plan of complete liquidation of the Company.

        The benefits payable are (i) base salary, together with unused accrued vacation, through the date of termination, (ii) a pro-rata variable incentive compensation award for the year of termination based on (x) for Mr. Troise, the variable incentive compensation Mr. Troise would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when variable incentive compensation is payable to other executives for that year) and (y) for the other named executive officers with change-in-control agreements, the average of the executive's variable incentive compensation for the three years immediately preceding the year of termination of employment or such shorter period during which the executive has been employed by the Company and eligible to receive variable incentive compensation (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program), and (iii) two times (one times in the case of Messrs. Boardman and Pomraning) the sum of the executive's annual base salary in effect immediately prior to the date of termination or the date of the Change in Control, whichever is higher, plus the average of the executive's variable incentive compensation for the three years immediately preceding the year of termination of employment (including any variable incentive compensation amounts paid in the form of basic units awarded under the Variable Stock Compensation Program), with such amounts to be paid in a lump sum within ten business days after the date of termination of employment, provided that if Mr. Troise's termination had occurred prior to January 1, 2018, the annual variable compensation amount under clauses (ii) and (iii) would have been no less than $3.5 million. For executives that enter into a change-in-control agreement on or after November 30, 2016, any such payment pursuant to clause (iii) in the preceding sentence will not exceed 2.99 times the sum of annual base salary plus the average of the annual cash bonuses paid to the executive over the prior three years. Mr. Troise's Employment Agreement also provides that he is entitled to receive any unpaid annual variable compensation award for the year prior to the year of termination (based on actual performance), to be paid at the time that such annual variable compensation is paid to active senior executives of the Company.

        In addition, the Company will continue to provide the executive and his or her dependents with health benefits and will pay to the executive an amount in cash equal to the premium cost that the Company would have paid to maintain disability and life insurance coverage for the executive and his or her dependents until the earlier of the end of the two-year period (one-year period in the case of Messrs. Boardman and Pomraning) following the date of termination or the date on which the executive is eligible to receive substantially comparable benefits through subsequent employment. If any payment under a change-in-control agreement or Mr. Troise's Employment Agreement is subject to an excise tax imposed by Sections 280G and 4999 of the Internal Revenue Code, the amounts payable will be reduced to a level at which no amount is subject to the excise tax, provided that no reduction will be made if the net after-tax benefit, taking into account income, employment and excise taxes, to which the executive would otherwise be entitled without the reduction would be greater than the net after-tax benefit to the executive resulting from receipt of the payments with such reduction. However, in this case, the executive will be responsible for all excise tax payments. Each change-in-control agreement and Mr. Troise's Employment Agreement contains a confidentiality provision that protects the Company's confidential information both during and following the term of the named executive officer's employment. Last, in the event of a dispute under a change-in-control agreement or Mr. Troise's Employment Agreement, the Company will reimburse the executive for reasonable legal fees and expenses incurred in the dispute if the executive prevails on any material claim or defense in the dispute.

        In January 2017, the Compensation Committee implemented double trigger vesting in connection with a change in control for all equity awards granted under the Equity Plan and the Variable Stock Compensation Program after January 23, 2017. Specifically, all unvested equity awards will vest upon an employee being terminated either (i) involuntarily not-for-cause as defined following a change in control (and not as a result of death or disability), voluntarily with good reason as defined following a change in control or by death or disability or (ii) involuntarily not-for-cause (and not as a result of death or disability) within six months prior to a change in control, provided that the termination is determined to be in connection with the change in control. For equity awards granted prior to January 23, 2017, all unvested equity awards vest immediately upon a change in control or as a result of death or disability. Any such unvested performance-based equity awards will vest at the greater of the actual performance level achieved as of the date of the change in control or the target performance level. Under the terms of the applicable award agreements, the Equity Plan and the Variable Stock

Compensation Program, equity awards outstanding as of December 31, 2017 would vest as follows in connection with a Change in Control:

  •
  Time-based Restricted Stock Unit Awards granted prior to January 23, 2017 vest in full upon a Change in Control, and Market-based Restricted Stock Unit Awards, ROE-based Restricted Stock Unit Awards and ROE-based Matching Restricted Stock Unit Awards vest in full upon a Change in Control based on the greater of (i) the Company's actual performance level achieved with respect to the performance goals as of the occurrence of the Change in Control or (ii) the target performance level as to the performance goals.

  •
  Time-based Restricted Stock Unit Awards granted on or after January 23, 2017 vest in full upon a Change in Control and a qualifying termination, and Performance-based Restricted Stock Unit Awards vest in full upon a Change in Control and a qualifying termination based on the greater of (i) the Company's actual performance level achieved with respect to the performance goals as of the occurrence of the Change in Control or (ii) the target performance level as to the performance goals.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above or in the footnotes to the table below and taken into account in determining the total amounts payable in connection with a Change in Control, that would have been due to each of the named executive officers had a Change in Control and a qualifying termination of employment occurred on December 31, 2017, assuming a per share value of the Company's common stock of $19.25 (which was the closing price per share on December 29, 2017, the last trading day of the year).

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Acceleration of Vesting of Restricted Stock Unit Awards and Stock Options, as applicable(2)	Total Change in Control Payments

Francis J. Troise	$12,200,000	$44,533	$4,838,106	$17,082,639
Steven R. Vigliotti	$4,110,000	$44,533	$1,842,541	$5,997,074
Robert J. Boardman(3)	$2,568,310	$4,752	$2,012,934	$4,585,996
Etienne Phaneuf	—	—	$1,447,042	$1,447,042
Brian Pomraning	$1,600,000	$22,477	$710,729	$2,333,206

(1)
Value of additional welfare benefits assumes benefits will be provided for a full two years (one year for Messrs. Boardman and Pomraning), is based on current costs and does not assume increased value for future price increases or the Company providing such additional benefits without the benefit of group rates.

(2)
The amounts in this column reflect the face value of the following types of awards that were outstanding on December 31, 2017: (i) the Time-based Restricted Stock Unit Awards, (ii) for Messrs. Vigliotti and Boardman, the Market-based Restricted Stock Unit Awards assuming that the stock price performance metric was achieved, (iii) for Messrs. Vigliotti and Boardman, the ROE-based Restricted Stock Unit Awards granted in February 2015 and February 2016 and, for Mr. Phaneuf, the ROE-based Matching Restricted Stock Unit Award granted in February 2015 and the ROE-based Restricted Stock Unit Award granted in February 2016, assuming, in each case, that the ROE performance metric was achieved at target and (iv) the Performance-based Restricted Stock Unit Awards assuming the Revenue and Pre-Tax Margin performance metrics were achieved at target. With respect to Mr. Troise, the amount in this column also includes the face value of the unvested portions of his Inducement Equity Award and the equity portion of the 2015 Buy-Out Award, as well as the spread value relating to his Sign-On Option Award. With respect to Mr. Pomraning, the amount in this column also includes the face value of his Make-whole Equity Award.

(3)
Mr. Boardman's total cash severance and value of additional welfare benefits were converted from GBP to USD at the following exchange rate: 0.7787 GBP:1 USD, which exchange rate represents the average rate of exchange during the 2017 fiscal year.

        In the event that a Change in Control occurred on December 31, 2017 and there was no qualifying termination of employment, the estimated total payments for each named executive officer would be as follows, assuming a per share value of the Company's common stock of $19.25 (which was the closing price per share on December 29, 2017, the last trading day of the year):

Name	Acceleration of Vesting of Restricted Stock Unit Awards and Stock Options Granted Prior to January 23, 2017, as applicable

Francis J. Troise(1)	$2,770,560
Steven R. Vigliotti(2)	$1,340,405
Robert J. Boardman(2)	$1,495,571
Etienne Phaneuf(3)	$874,855
Brian Pomraning(4)	$356,279

(1)
The amount for Mr. Troise reflects the face value of the unvested portions of his Inducement Equity Award and the equity portion of the 2015 Buy-Out Award, as well as the spread value relating to his Sign-On Option Award.

(2)
The amounts for Messrs. Vigliotti and Boardman reflect the face value of the following types of awards that were outstanding on December 31, 2017 and granted prior to January 23, 2017: (i) the Time-based Restricted Stock Unit Awards, (ii) the Market-based Restricted Stock Unit Awards assuming that the stock price performance metric was achieved and (iii) the ROE-based Restricted Stock Unit Awards assuming the ROE performance metric was achieved at target.

(3)
The amount for Mr. Phaneuf reflects the face value of the following types of awards that were outstanding on December 31, 2017 and granted prior to January 23, 2017: (i) the Time-based Restricted Stock Unit Awards, (ii) the ROE-based Matching Restricted Stock Unit Award assuming the ROE performance metric was achieved at target and (iii) the ROE-based Restricted Stock Unit Award that was granted in February 2016 assuming the ROE performance metric was achieved at target.

(4)
The amount for Mr. Pomraning reflects the face value of his Make-whole Equity Award.

  Employment Agreement with Francis J. Troise

        Mr. Troise's Employment Agreement provides that if his employment with the Company is terminated by the Company without Cause (as defined above), if he terminates employment with the Company for Good Reason (as defined below), or if the Company elects not to renew the Employment Agreement, in each case, prior to a Change in Control of the Company or after the 18 month period following a Change in Control, subject to execution of a release of claims against the Company and its subsidiaries, Mr. Troise will be entitled to:

  •
  A cash amount equal to Mr. Troise's base salary payable through his termination date and a pro-rated portion of the variable incentive compensation he would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when variable incentive compensation is payable to other executives for that year).

  •
  A cash amount equal to the sum of (x) Mr. Troise's annual base salary at the rate then in effect on the date of his termination and (y) an amount equal to the average variable incentive compensation paid or payable to Mr. Troise with respect to the three calendar years immediately preceding the calendar year of his termination; provided that if the termination had occurred prior to January 1, 2018, the annual variable compensation amount would have been no less than $3.5 million. The total amount will be paid in installments over the 12-month period following his date of termination and is subject to compliance by Mr. Troise with the applicable employee covenants contained in his Employment Agreement.

  •
  Any unpaid annual variable compensation award for the year prior to the year of termination (based on actual performance), to be paid as and when variable incentive compensation is payable to other executives for that year.

  •
  Continued vesting of all outstanding equity awards held by Mr. Troise that are not vested as of his termination date, as if he had remained employed by the Company through the first anniversary of his termination date; provided that, subject to Mr. Troise's compliance with the applicable employee covenants contained in his Employment Agreement, any unvested portions of the 2015 Buy-Out Award and the Inducement Equity Award will fully vest but continue to be settled over the same vesting schedule as would have been applicable to such awards if such termination of employment had not occurred.

  •
  Vested portions of the Sign-On Option Award will remain exercisable until the earlier of the first anniversary of Mr. Troise's termination date or the expiration of the option in accordance with the terms of the Equity Plan, as applicable, or any successor plan thereto. Any portion of the Sign-On Option Award that vests during the one-year period following Mr. Troise's termination date will remain exercisable until the earlier of the one-year period following the applicable vesting date or the expiration of the option in accordance with the terms of the Equity Plan, as applicable, or any successor plan thereto.

  •
  Continued medical coverage at the level in effect on his date of termination for one year after his date of termination including, if applicable, coverage for his spouse and dependents.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined above and taken into account in determining the total amounts payable that would have been due to Mr. Troise had a qualifying termination of employment occurred on December 31, 2017, assuming a per share value of the Company's common stock of $19.25 (which was the closing price per share on December 29, 2017, the last trading day of the year).

Name	Total Cash Severance	Value of Additional Medical Coverage(1)	Continued Vesting of Restricted Stock Unit Awards and Stock Options(2)	Total Severance Payments

Francis J. Troise	$7,950,000	$21,729	$2,897,366	$10,869,095

(1)
Value of additional medical coverage benefits assumes benefits will be provided for a full year, is based on current costs and does not assume increased value for future price increases or the Company providing such additional benefits without the benefit of group rates.

(2)
This amount reflects (i) the spread value of options vesting during 2018, (ii) the face value of the unvested portions of the Inducement Equity Award and equity portion of the 2015 Buy-Out Award and (iii) the face value of his Time-based Restricted Stock Unit Awards vesting in 2018.

        If Mr. Troise's employment is terminated on account of his death, permanent disability, voluntary resignation other than for Good Reason or by the Company for Cause, Mr. Troise will be entitled to receive only his base salary through his date of termination, reimbursement of all reimbursable expenses incurred by him prior to such termination, and all other accrued, but unpaid benefits under the Company's benefit plans and programs. In addition, if Mr. Troise's employment is terminated on account of his death or permanent disability, all outstanding equity awards (including the equity award portion of the 2015 Buy-Out Award, the Inducement Equity Award and the Sign-On Equity Award) held by Mr. Troise as of the termination date will become fully vested and exercisable (and any performance objectives applicable to awards will be deemed satisfied as of the termination date) in accordance with the terms of the Equity Plan, as applicable, or any successor plan thereto.

        The Employment Agreement provides that during the term of Mr. Troise's employment with the Company, and for the one-year period after Mr. Troise's termination date, Mr. Troise cannot (i) compete with the Company, (ii) solicit in any way the employees of the Company to terminate their employment, or (iii) solicit in any way the customers, suppliers, clients, brokers, licensees or other business relations of the Company to cease doing business with the Company.

        Prior to a change in control, "Good Reason" is defined to include (i) the material diminution of Mr. Troise's duties, responsibilities, powers or authorities, including the assignment of any duties and responsibilities inconsistent with his position as Chief Executive Officer and President or as the most senior executive officer of the Company; (ii) the removal of Mr. Troise from his office as Chief Executive Officer or the senior-most executive officer of the Company; (iii) the failure to obtain a written assumption of the Employment Agreement by any person acquiring all or substantially all of the assets of the Company; (iv) material reductions in Mr. Troise's base salary or participation in annual incentive compensation plans, other than certain across-the-board reductions, (v) the Company's non-renewal of the term of the Employment Agreement; (vi) a material breach by the Company of its obligations under the terms of the Employment Agreement or (vii) relocation of Mr. Troise's principal place of business to a location more than thirty-five (35) miles from its current location.

Offer Letter with Brian Pomraning

        Mr. Pomraning's offer letter provides that (i) if he had been terminated by the Company without cause (as defined below) or due to his death or disability prior to the payment of his variable incentive compensation award for the 2017 fiscal year, he would have been entitled to receive such payment entirely in cash, subject to his signing a release and (ii) if Mr. Pomraning is terminated by the Company without cause, subject to signing a release, he will be entitled to the continued vesting of the variable incentive compensation equity awards he received for the 2016 and 2017 fiscal years and his Make-whole Equity Award, in each case, as if he had remained an employee of the Company. Under Mr. Pomraning's offer letter, "cause" is defined to include his (i) conviction of, or plea of guilty or nolo contendere to, any acts or omissions which constitute fraud, criminal conduct, violation of any law or regulation, (ii) willful and serious violation of the Company's code of conduct or willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, (iii) willful failure to substantially perform his duties and responsibilities (other than by his disability) or (iv) gross negligence in the performance of his duties which results in financial harm to the Company.

        The following table sets forth the estimated total payments, as well as each component of compensation outlined in the above paragraph and taken into account in determining the total amounts payable that would have been due to Mr. Pomraning had he been terminated without cause on

December 31, 2017, assuming a per share value of the Company's common stock of $19.25 (which was the closing price per share on December 29, 2017, the last trading day of the year).

Name	Total Cash Payment	Continued Vesting of Restricted Stock Unit Awards	Total Payments

Brian Pomraning	$600,000	$710,729	$1,310,729

Pay Ratio Disclosure

        As required by Item 402(u) of Regulation S-K promulgated under the Dodd-Frank Act, we calculated a ratio of our Chief Executive Officer's annual total compensation to that of our median-paid employee. For the year ended December 31, 2017:

  •
  The annual total compensation of our Chief Executive Officer was $4,353,427 (as disclosed in the Summary Compensation Table included herein).

  •
  The annual total compensation of our median-paid employee was $126,553.

  •
  The ratio of the two amounts is 34 to 1.

        To identify the median-paid employee for purposes of this disclosure (i.e., the individual employee whose compensation was at the median level among our entire employee population (other than our Chief Executive Officer)), we analyzed, for all of the individuals employed by us or any of our consolidated subsidiaries as of December 31, 2017, their rate of annual base salary as of December 31, 2017 (except for our five temporary employees, where we used their wages earned during 2017) plus the variable incentive compensation award they received in 2018 for the 2017 performance year, if any. As discussed in the Compensation Discussion and Analysis, the amount of the variable incentive compensation award can be paid in a mixture of cash and/or equity, as determined by our Compensation Committee each year. Compensation paid in foreign currencies was converted to U.S. dollars based on the average rate of exchange during the 2017 fiscal year. We did not make any cost-of-living adjustments.

        The pay ratio presented above is a reasonable estimate calculated in accordance with SEC rules. Because the SEC rules for identifying the median-paid employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio may not be comparable to the pay ratio reported by other companies.

PROPOSAL NO. 3
VOTE TO APPROVE AN AMENDMENT AND RESTATEMENT OF
THE INVESTMENT TECHNOLOGY GROUP, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

        The Company currently maintains the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan (the "ESPP"), which was originally adopted by our Board of Directors in November 1997 and last approved by our stockholders at our 2013 annual meeting. On April 17, 2018, our Board of Directors approved an amendment and restatement of the ESPP (the "Amended ESPP") to (i) increase the total number of shares of common stock reserved and available for issuance under the ESPP by 350,000 shares for offering periods beginning on or after November 1, 2017, subject to stockholder approval and (ii) to limit offering periods to not more than twenty-seven (27) months. Our Board of Directors has directed that the Amended ESPP be submitted to our stockholders for their approval at the Annual Meeting.

        As of November 1, 2017, 184,816 shares of our common stock were remaining for issuance under the ESPP. Our Board of Directors believes that our ability to attract, retain and motivate top-quality employees is material to our success and is enhanced by our ability to offer our employees the opportunity to acquire or increase their proprietary interest in us. Accordingly, our Board of Directors believes that the availability of an additional 350,000 shares under the Amended ESPP will ensure that we can continue to achieve our compensation strategy. Based on the ESPP's past participation rate, the Company believes that the 350,000 additional authorized shares will be sufficient to operate the Amended ESPP for approximately five additional years. Stockholder approval of the increase in the number of shares reserved for issuance under the Amended ESPP is necessary in order for the Amended ESPP to meet the requirements of Section 423 of the Internal Revenue Code ("Code Section 423").

        The material terms of the Amended ESPP are summarized below. A copy of the full text of the Amended ESPP is attached to this Proxy Statement as Appendix A. This summary of the Amended ESPP is not intended to be a complete description of the Amended ESPP and is qualified in its entirety by the actual text of the Amended ESPP to which reference is made. If the Amended ESPP is approved by our stockholders at the Annual Meeting, it will become immediately effective. If the Amended ESPP is not approved by our stockholders at the Annual Meeting, the amendment and restatement of the ESPP will not be effective, the increase in the number of shares reserved and available for issuance will not occur and the number of shares reserved and available for issuance under the ESPP will remain the same.

Material Features of the Amended ESPP

        General.    The Amended ESPP allows eligible employees (described in more detail below) of our Company to purchase shares of our common stock at a 15% discount through automatic post-tax payroll deductions or such other authorized forms of contributions. The purpose of the Amended ESPP is to provide participating employees with the opportunity to acquire an ownership interest in the Company. These ownership interests are designed to provide an incentive for participants to help increase our success and provide an opportunity to share in that success as we continue to shape the future of trading and investing.

        Administration.    The Amended ESPP is administered by the Compensation Committee, or such other committee of two or more directors appointed by our Board of Directors (the "Administrator"), which interprets the terms and provisions of the Amended ESPP. The Administrator has full authority to (i) adopt, amend, suspend, waive, and rescind rules and regulations under the Amended ESPP, (ii) appoint agents to administer the Amended ESPP, (iii) correct any defect or supply any omission or reconcile any inconsistency in the Amended ESPP, (iv) construe and interpret the Amended ESPP and its rules and regulations, and (v) make all other decisions and determinations under the Amended ESPP. The Administrator has the authority to delegate routine day-to-day administration of the Amended ESPP to such officers and employees of the Company as the Administrator deems appropriate.

        Offerings.    The Administrator may authorize one or more offerings under the Plan that are not designed to comply with the requirements of Code Section 423 but with the requirements of the foreign jurisdictions in which those offerings are conducted. Such offerings will be separate from any offerings designed to comply with the Code Section 423 requirements but may be conducted concurrently with those offerings.

        Shares Available for Issuance.    As of November 1, 2017, there were an aggregate of 184,816 shares of our common stock available under the ESPP, subject to adjustments in certain circumstances described below. If this proposal is approved by the stockholders at the Annual Meeting, there will be an aggregate of 534,816 shares of common stock available under the Amended ESPP, which includes an increase of 350,000 shares, for offering periods beginning on or after November 1, 2017, subject to adjustments in certain circumstances described below. The aggregate share limit represents only 1.6% of the number of shares of our common stock outstanding as of April 1, 2018. The Amended ESPP does not contain an evergreen provision, pursuant to which the shares available under the Amended ESPP would be automatically increased each year based upon a specified formula.

        Adjustments to the Limit of Available Shares.    The number and kind of shares of our common stock reserved and available under the Amended ESPP will be proportionately adjusted, as determined by our Board of Directors, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting shares of our common stock.

        Eligibility.    Each of our employees or employees of our subsidiaries (unless the Administrator determines before the start of the offering period that employees of a subsidiary are not eligible to participate) who are regularly scheduled to work more than 20 hours per week and for more than five months per calendar year will be eligible to participate in the Amended ESPP. Under the requirements of the Internal Revenue Code, an employee who owns, or would upon enrollment be deemed to own, 5% or more of the total combined voting power of all classes of our stock is not eligible to participate. For purposes of determining who is a 5% owner, attribution of ownership rules apply. Our non-employee directors are not eligible to participate in the Amended ESPP. As of April 1, 2018, the number of employees who were eligible to participate in the ESPP was approximately 890.

        Offering Period.    Under the Amended ESPP, there is a series of consecutive offering periods. Each offering period will begin at six-month intervals on each May 1 and November 1 and last for approximately six months, ending on the last trading day in April or October, as the case may be, or such other periods as the Administrator determines, provided that in no event may an offering period exceed twenty-seven (27) months.

        Participation.    Each eligible employee who elects to participate in an offering period will be granted an option to purchase shares of our common stock on the first day of the offering period. The option will automatically be exercised on the last trading day of the offering period, which is the purchase date, based on the participant's accumulated contributions to the Amended ESPP. The purchase price of each share of our common stock under the Amended ESPP will be equal to 85% of the lesser of the closing sales price of our common stock on the first trading day of the offering period or the closing sales price of our stock on the last trading day of the offering period. Participants will generally be permitted to allocate up to 10% of their gross salary on a payroll period basis during an offering period to purchase shares of our common stock under the Amended ESPP.

        Cessation of Participation.    A participant who participates in an offering period will automatically be reenrolled for the next offering period unless the participant is no longer eligible to participate. A participant may elect to increase, decrease or discontinue payroll or other authorized forms of contributions for future offering periods. Although a participant may not elect to increase or decrease payroll or other authorized forms of contributions during a given offering period, a participant may elect to withdraw all (but not less than all) of the participant's payroll or other authorized forms of contributions for a given offering period. Participation ends automatically upon termination of employment or if the participant ceases to be an eligible employee.

        Maximum Number of Shares Purchasable.    On the purchase date, a participant will purchase the maximum number of shares (including fractional shares) purchasable by the participant's accumulated payroll or other authorized forms of contributions. The maximum number of shares of our common stock that may be purchased by a participant in a given offering period may not exceed the number derived by dividing $12,500 by the closing sale price of one share of our common stock on the first trading day of the offering period.

        Accrual Limitations.    A participant may not accrue rights under an option to purchase shares of our common stock if and to the extent such accrual, when aggregated with (i) rights to purchase common stock accrued under any other option to purchase shares of our common stock granted under the Amended ESPP and (B) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any parent or subsidiary, would otherwise permit the participant to purchase more than $25,000 worth of stock of the Company or any parent or subsidiary (determined on the basis of the closing sale price of one share of our common stock on the date or dates such options to purchase shares of our common stock are granted) for each calendar year such options to purchase shares of our common stock are at any time outstanding.

        Restrictions on Sale and Transfer.    Participants generally may not sell shares purchased through the Amended ESPP for a period of six (6) months following the purchase date of those shares and must be held in the participant's Amended ESPP account during such period. In addition, the Administrator may, at its discretion, restrict the transfer to another account of any shares deposited to a participant's account under the Amended ESPP until the end of the two-year period measured from the start date of the offering period in which those shares were purchased. Such transfer limitation will not in any way limit a participant's right to sell the shares following the end of the six-month period and before the end of the two-year period, as each is described above.

        Amendment and Termination.    Our Board of Directors has the exclusive authority to increase the total number of shares of common stock available for issuance under the Amended ESPP and to terminate the Amended ESPP at any time. The Administrator may amend or alter the Amended ESPP (other than to increase the total number of shares of common stock available for issuance under the Amended ESPP) at any time. However, any such action will be subject to the approval of our stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which shares of our common stock may then be quoted or listed, or if such stockholder approval is necessary in order for the Amended ESPP to continue to meet the requirements of Code Section 423.

New Plan Benefits

        Because the number of shares that may be purchased under the Amended ESPP will depend on each employee's voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. For illustrative purposes only, the following table sets forth (1) the number of shares of the Company's common stock that were purchased under the ESPP during the 2017 fiscal year, and (2) the aggregate purchase price paid, for the individuals and groups identified below.

Name and Position	Number of Purchased Shares (#)	Aggregate Purchase Price ($)

Francis J. Troise	0	0
Chief Executive Officer and President
Steven R. Vigliotti	0	0
Managing Director, Chief Financial Officer and Chief Administrative Officer
Robert J. Boardman	0	0
Managing Director and Chief Executive Officer of ITG's European Operations
Etienne Phaneuf	0	0
Managing Director and Chief Executive Officer of ITG's Canadian Operations
Brian Pomraning	0	0
Managing Director and Global Head of Product Management
All executive officers as a group	0	0
All non-executive directors as a group(1)	0	0
All non-executive employees as a group	74,551	1,098,294

(1)
Directors who are not Company employees are not eligible to participate in the ESPP.

Certain Federal Income Tax Consequences

        The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the Amended ESPP to U.S. participants. The Amended ESPP is intended to qualify as an employee stock purchase plan within the meaning of Code Section 423, except with respect to grants that are not designed to comply with the requirements of Code Section 423 but with the requirements of the foreign jurisdictions in which those offerings are conducted. The Amended ESPP is not intended to qualify under Section 401 of the Internal Revenue Code and is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended. This description of the federal income tax consequences of the Amended ESPP is not a complete description. There may be different tax consequences under certain circumstances, and there may be federal gift and estate tax consequences and state, local and foreign tax consequences, including with respect to offerings that are not designed to comply with the requirements of Code Section 423. All affected individuals should consult their own advisors regarding their own situation. This discussion is intended for the information of the stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who will participate in the Amended ESPP.

        Under the Internal Revenue Code as currently in effect, a participant in the Amended ESPP will not be deemed to have recognized income, nor will the Company be entitled to a deduction, upon the participant's purchase of our common stock under the Amended ESPP. Instead, a participant will recognize income when he or she sells or otherwise disposes of our common stock or upon his or her death.

        If a participant sells our common stock purchased under the Amended ESPP more than two years after the date on which the option to purchase our common stock was granted and more than one year after the purchase of our common stock (the holding period), a portion of the participant's gain will be ordinary income and a portion will be capital gain. The participant will be taxed at ordinary income tax rates on the excess of the value of our common stock when the option was granted (on the first day of the offering period) over the purchase price, or, if less, the entire gain on the sale. The participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant's basis in our common stock (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long our common stock is held by the participant. The Company will not be entitled to any tax deduction with respect to a sale by a participant after the holding period.

        If a participant sells our common stock before the expiration of the holding period, the participant generally will be taxed at ordinary income tax rates to the extent that the value of our common stock, when purchased, exceeded the purchase price. The Company will be entitled to a corresponding deduction. The participant will have additional capital gain or loss on the difference between the proceeds of the sale and the participant's basis in our common stock (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long our common stock is held by the participant.

        The estate of a participant who dies while holding our common stock purchased under the Amended ESPP will recognize ordinary income in the year of the participant's death in an amount equal to the excess of the value of our common stock when the option was granted over the purchase price, or, if less, the amount by which the fair market value of our common stock on the date of death exceeds the purchase price.

        The Board of Directors unanimously recommends a vote "FOR" this proposal to approve an increase in the number of shares of common stock reserved and available for issuance under the ESPP.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2017 with respect to the shares of common stock that may be issued to our employees and directors under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(c)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(d)(e)

Equity compensation plans approved by security holders(a)	3,112,338	$16.18	3,307,921
Equity compensation plans not approved by security holders(b)	122,998	—	—
Total	3,235,336	$16.18	3,307,921

(a)
Consists of the Equity Plan (including its subplans) and the ESPP.

(b)
Consists of shares of Company common stock that may be issued under the award agreements entered into with Mr. Troise relating to the 2015 Buy-Out Award and the Inducement Equity Award as a material inducement of employment with the Company pursuant to Section 303A.08 of the NYSE Listed Company Manual.

(c)
The weighted average exercise price relates to outstanding options only. Shares underlying time- and performance-based stock units are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price. If such awards were taken into account in such calculation, the weighted-average exercise price would be $1.03 for equity compensation plans approved by stockholders. Deferred share units received by certain non-employee directors under the Directors' Retainer Fee Subplan or the Directors' Equity Subplan are fully vested and non-forfeitable and were not taken into account in the foregoing calculations.

(d)
Shares remaining available for future issuance under the various plans include: (i) 3,123,105 securities to be issued pursuant to the Equity Plan (including its subplans) and (ii) 184,816 securities to be issued pursuant to the ESPP.

(e)
As of April 1, 2018, which date follows the equity grants made to our employees, including our senior executives, in January 2018 for the 2017 compensation year, there were 2,101,236 shares of our common stock remaining available for issuance under the Equity Plan. As of April 1, 2018, the Company had 196,851 stock options outstanding with a weighted average exercise price of $16.18 and a weighted average remaining term of 5.72 years, and 3,028,063 restricted share and stock unit awards outstanding under the Equity Plan. Of those 3,028,063 outstanding restricted shares and stock units, (i) 133,556 represent deferred share units received by certain non-employee directors either (a) as payment of the annual retainer fees pursuant to the Directors' Retainer Fee Subplan or (b) in connection with initial, annual or special restricted stock units granted pursuant to the Directors' Equity Subplan, which are, in each case, fully vested and non-forfeitable and (ii) 2,894,507 are unvested, each as of April 1, 2018. Additionally, as of April 1, 2018, we have an aggregate of 45,114 stock units outstanding relating to the equity portion of the 2015 Buy-Out Award and Inducement Equity Award granted to Mr. Troise as a material inducement of employment with the Company pursuant to Section 303A.08 of the NYSE Listed Company Manual and not under a stockholder approved equity plan.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        KPMG LLP ("KPMG") was our independent registered public accounting firm for the years ended December 31, 2017 and 2016. On February 22, 2018, KPMG was appointed by the Audit Committee to serve as our independent registered public accounting firm for 2018.

        The ratification of the appointment of KPMG is being submitted to the stockholders at the Annual Meeting. If such appointment is not ratified, the Audit Committee and the Board of Directors will reconsider such appointment.

        Our Board of Directors unanimously recommends that you vote "FOR" the ratification of the appointment of KPMG as our independent registered public accounting firm for the 2018 fiscal year.

        A representative of KPMG, the independent auditor who audited our consolidated financial statements for 2017, is expected to be present at the Annual Meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

Fees to our Independent Registered Public Accounting Firm

        The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2017 and 2016, and fees billed for audit-related services, tax services and all other services rendered by KPMG for such periods.

	2017	2016

	(in thousands)
Audit fees(1)	$2,378	$2,250
Audit-related fees(2)	23	61
Tax fees(3)	368	423
All other fees(4)	317	11

Total	$3,086	$2,745

(1)
The aggregate fees incurred include amounts for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and amounts for the audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, including in each case services related thereto such as statutory audits, consents, and assistance with, and review of, documents filed with the SEC and other regulatory bodies.

(2)
The audit-related fees for 2017 primarily relate to attestation services provided to our three U.S. broker-dealers and a regulatory-related attestation engagement, and the audit-related fees for 2016 primarily relate to attestation services provided to our three U.S. broker-dealers and an IT attestation engagement.

(3)
The aggregate fees incurred for tax services include amounts in connection with tax compliance and tax consulting services.

(4)
The all other fees for 2017 primarily relate to services in connection with a SOC2 audit report, and the all other fees for 2016 primarily relate to the licensure of a tool used in regulatory filings.

Pre-approval of Services by the Independent Registered Public Accounting Firm

        The Audit Committee has adopted policies and procedures for pre-approval of audit and permitted non-audit services by our independent auditor. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its independent auditor and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, pre-approve specific engagements that were not previously pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or earlier if required.

        The Audit Committee has authorized the Company's Chief Financial Officer to engage the Company's independent auditor to perform special non-audit projects (including tax compliance projects), provided that (a) to the extent that the aggregate fees payable in respect of one or more projects between scheduled meetings of the Audit Committee are less than or equal to $100,000, the Company's Chief Financial Officer will obtain prior approval from the Audit Committee's Chair, and the independent auditor will provide a written description and be available to discuss the service with the Audit Committee's Chair prior to approval, (b) to the extent the fees payable in respect of a project are expected to exceed $100,000, or the project would result in the Audit Committee's Chair exceeding the aggregate $100,000 limit between scheduled meetings of the Audit Committee, separate prior Audit Committee approval shall be obtained and the independent auditor will provide a written description and be available to discuss the service with the Committee prior to approval and (c) the subject matter of such projects is permitted to be performed under the SEC's and the PCAOB's independence rules. Any projects approved in accordance with (a) will be brought to the attention of the Audit Committee at its next meeting.

        The Audit Committee will regularly review summary reports detailing all services being provided to ITG by its independent auditor.

REPORT OF THE AUDIT COMMITTEE

        At the time of this report, the Audit Committee of ITG's Board of Directors was composed of four non-employee directors. The Board of Directors has determined that each of those directors satisfied independence requirements, financial literacy and other criteria established by NYSE listing standards. Our Audit Committee charter is available on our website at investor.itg.com/corporate-governance/highlights. This charter complies with requirements imposed upon audit committees under the Sarbanes-Oxley Act and under the NYSE listing standards.

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by ITG for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to assist the Board in oversight of (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independent registered public accounting firm's ("independent auditor's") qualifications and independence and (4) the performance of the Company's internal audit function and independent auditors. Management has the primary responsibility for ITG's consolidated financial statements and the reporting process, including the internal control systems. ITG's independent auditors are responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting.

        KPMG LLP ("KPMG") served as ITG's independent auditor for 2017, and the Audit Committee has recommended that KPMG be elected in that capacity for 2018. See "Ratification of Appointment of Independent Registered Public Accounting Firm."

        The Audit Committee has reviewed and discussed with management and KPMG representatives ITG's audited consolidated financial statements for the year ended December 31, 2017. It has also discussed with KPMG the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has received the written disclosures from KPMG in accordance with the applicable requirements of the PCAOB regarding KPMG's independence and has discussed with KPMG the auditors' independence. We have determined that KPMG's provision of certain limited non-audit services is compatible with their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2017 be included in ITG's 2017 Annual Report.

Audit Committee

Lee M. Shavel, Chairman
Brian G. Cartwright
Timothy L. Jones
Kevin J. Lynch

CONTACTING THE BOARD OF DIRECTORS

        You or any interested party may communicate with our Board of Directors, including our non-management directors and the Chair of the Audit Committee, by sending a letter addressed to the ITG Board of Directors or any individual director, c/o Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary. Any complaints or concerns relating to ITG's accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee. Other concerns will be referred to the Chair of the Board with a copy to the Chair of the Nominating and Corporate Governance Committee. Any complaints or concerns may be reported anonymously or confidentially. ITG strictly prohibits any retaliation for reporting a possible violation of law, ethics, or firm policy regardless of whom the report concerns.

WHERE YOU CAN FIND MORE INFORMATION

        As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our Company. You can inspect and copy these materials at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC's Internet address is www.sec.gov. You can also inspect certain of these materials of our Company at the offices of the NYSE, 11 Wall Street, New York, New York 10005 and on our website at investor.itg.com.

        If you are one of our stockholders and would like to receive a copy of any document referred to in this Proxy Statement, you should call or write to Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Investor Relations (telephone: (800) 991-4484). In order to ensure timely delivery of the documents prior to the Annual Meeting, you should make any such request not later than May 24, 2018.

        You should rely only on the information contained in this Proxy Statement. We have not authorized anyone to give any information different from the information contained in this Proxy Statement. This Proxy Statement is dated April 24, 2018. You should not assume that the information contained in this Proxy Statement is accurate as of any later date, and the distribution of this Proxy Statement to stockholders shall not mean otherwise.

OTHER MATTERS; STOCKHOLDER PROPOSALS
FOR THE 2019 ANNUAL MEETING OF ITG

        As of the date of this Proxy Statement, our Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting, other than as described in this Proxy Statement. If any other matters shall properly come before the Annual Meeting or any adjournments or postponements thereof and shall be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our Board of Directors and management.

        Stockholders who, in accordance with Exchange Act Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2019 annual meeting of stockholders must submit their proposals to our Corporate Secretary on or before December 26, 2018. Such proposals must also comply with the requirements of Rule 14a-8. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

        Under our By-laws, for director nominations or other business to be properly brought before the 2019 annual meeting, a stockholder's notice of the matter the stockholder wishes to present must be delivered to Investment Technology Group, Inc., One Liberty Plaza, 165 Broadway, 5th Floor, New York, New York 10006, Attention: Corporate Secretary, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our By-laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than February 7, 2019 and no later than March 9, 2019. Such notices must also comply with the other requirements of our By-laws.

APPENDIX A

INVESTMENT TECHNOLOGY GROUP, INC.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated Effective June 7, 2018 (subject to stockholder approval)

        1.    Purpose.    The purpose of this Amended and Restated Employee Stock Purchase Plan (the "Plan") of Investment Technology Group, Inc. (the "Company") is to encourage stock ownership by Employees (as defined below) of the Company and its Subsidiaries (as defined below) and thereby provide Employees with an incentive to contribute to the profitability and success of the Company, and to provide a benefit that will assist the Company in competing to attract and retain Employees of high quality. The Plan, which is intended to qualify as an "employee stock purchase plan" meeting the requirements of Section 423 of the Code for one or more Offerings, is for the exclusive benefit of eligible Employees of the Company and its Subsidiaries.

        2.    Definitions.    For purposes of the Plan, in addition to the terms defined in Section 1, terms are defined as set forth below:

          (a)   "Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of investing in Stock and engaging in other transactions permitted under the Plan.

          (b)   "Administrator" means a committee of two (2) or more Board members appointed by the Board to administer the Plan. Unless otherwise designated by the Board, the Administrator shall be the Compensation Committee of the Board as constituted by the Board from time to time.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code will be deemed to include successor provisions thereto and regulations thereunder.

          (e)   "Custodian" means Computershare, or such successor thereto as may be appointed by the Administrator.

          (f)    "Earnings" means that portion of a Participant's compensation which constitutes gross salary under the payroll system of the Company and its Subsidiaries and payable to a Participant during a given pay period.

          (g)   "Employee" means a person classified as an employee of the Company or a Subsidiary (including an officer or director who is also an employee) for payroll purposes, as determined in the sole discretion of the Company. Notwithstanding the foregoing, if a person is engaged in a non-employee status (including, but not limited to, as an independent contractor, an individual being paid through an employee leasing company or other third party agency) and is subsequently reclassified by the Company, the Internal Revenue Service, or a court as an employee for payroll purposes, such person, for purposes of this Plan, shall be deemed an Employee from the actual (and not the effective) date of such reclassification, unless expressly provided otherwise by the Company.

          (h)   "Enrollment Date" means the first day of each Offering Period.

          (i)    "Fair Market Value," unless otherwise required by an applicable provision of the Code, as of any date, means the closing sales price of the Stock as reported on the New York Stock Exchange on that date.

          (j)    "Offering" means an offering of Stock pursuant to Purchase Rights under the Plan.

          (k)   "Offering Period" means the period designated by the Administrator with respect to which Participants will be granted Purchase Rights, provided that in no event may an Offering Period exceed twenty-seven (27) months. Until such time as the Administrator specifies otherwise, Offering Period will mean the approximately six-month period beginning on the first trading day in November and ending on the last trading day of April or beginning on the first trading day in May and ending on the last trading day of October.

          (l)    "Participant" means an Employee of the Company or a Subsidiary who satisfies the eligibility criteria set forth in Section 5 and is participating in the Plan.

          (m)  "Purchase Date" means the last day of each Offering Period.

          (n)   "Purchase Right" means a Participant's option to purchase shares, which is deemed to be outstanding and exercisable during an Offering Period in accordance with the Plan. A Purchase Right represents an "option" as such term is used under Section 423 of the Code.

          (o)   "Stock" means the common stock, par value $0.01 per share, of the Company, and such other securities as may be substituted or resubstituted for Stock under Section 4.

          (p)   "Subsidiary" or "Subsidiaries" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain, including a corporation that becomes a Subsidiary during the term of the Plan.

        3.    Administration.

          (a)    Administrator.    The Plan will be administered by the Administrator. The Administrator will have full authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). The Administrator shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Administrator deems appropriate.

          (b)    Offerings.    The Administrator may authorize one or more Offerings under the Plan that are not designed to comply with the requirements of Code Section 423 but with the requirements of the foreign jurisdictions in which those Offerings are conducted. Such Offerings shall be separate from any Offerings designed to comply with the Code Section 423 requirements but may be conducted concurrently with those Offerings. To the extent required by Code Section 423, the Participants in each separate Offering shall have equal rights and privileges under that Offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

          (c)    The Custodian.    The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

        4.    Stock Subject to Plan.    Subject to adjustment as hereinafter provided, the maximum aggregate number of shares of Stock reserved and available for issuance upon exercise of Purchase Rights or otherwise under the Plan for Offering Periods beginning on and after November 1, 2017 shall be 534,816, including (i) 184,816 shares of Stock available for issuance under the Plan as of such date and (ii) an additional 350,000 shares of Stock, subject to the requisite approval of the Company's stockholders at the Company's 2018 Annual Meeting of Stockholders. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares acquired in the open market through dividend reinvestment will not count against this limit. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

        5.    Enrollment and Contributions.

          (a)    Eligibility.    An Employee of the Company or a Subsidiary may enroll in the Plan for any Offering Period if such Employee is employed at the Enrollment Date, unless:

              (i)  At the time of enrollment, the Employee's customary employment is 20 hours or less per week or the Employee's customary employment is for not more than five months in any calendar year, or the Employee cannot legally enter into the obligations of a Participant;

             (ii)  Such person would upon enrollment be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or of any parent or Subsidiary (including in such person's ownership the maximum number of shares that he or she could acquire under Section 6(c)); or

            (iii)  with respect to a Subsidiary, the Administrator determines prior to the start date of an Offering Period, that Employees of that Subsidiary shall not participate in the Plan.

  The Administrator may allow Employees who would otherwise be excluded under Section 5(a)(i) to participate in one or more separate Offerings under the Plan to the extent required under local law.

  The Company will notify an Employee of the date as of which he or she is eligible to initially enroll in the Plan, and the prescribed enrollment procedures.

          (b)    Initial Enrollment.    An Employee who is or who will become eligible on or before a given Enrollment Date under Section 5(a) may, after receiving current information about the Plan, initially enroll in the Plan by completing and submitting a properly completed enrollment form, including thereon the Employee's election as to the rate of payroll or other authorized form of contributions for the Offering Period in accordance with enrollment procedures prescribed by the Administrator (which may include accessing the Custodian's website and enrolling electronically) on or before the start date of the Offering Period.

          (c)    Reenrollment for Subsequent Offering Periods.    A Participant whose enrollment in and payroll or other authorized form of contributions under the Plan continue throughout an Offering Period will automatically be reenrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the Enrollment Date for the next Offering Period, (ii) on such Enrollment Date he or she is ineligible to participate under Section 5 or (iii) such other form of contributions are not permitted for such subsequent Offering Period. The rate of payroll or other authorized form of contributions for a Participant who is automatically reenrolled for an Offering Period will be the same as the rate of payroll or other authorized form of contributions in effect at the end of the preceding Offering Period, unless the Participant submits a new enrollment form on or prior to the Enrollment Date for the Offering Period designating a different rate of payroll or other authorized form of contributions.

          (d)    Payroll or Other Contributions.    An enrolled Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period or one or more other forms of contributions specified by the Administrator for a particular

  Offering during that Offering Period, at the rate elected by the Participant in his or her enrollment form submitted for the Offering Period. The rate of payroll or other authorized form of contributions elected by a Participant may not be more than ten percent of the Participant's Earnings for each payroll period; provided, however, that the Administrator may specify a higher or lower maximum rate, subject to Section 8(c) hereof. The Participant may specify, on the enrollment form, whether payroll or other authorized form of contributions shall be a percentage of Earnings or a fixed monetary amount. The foregoing and any election of a Participant notwithstanding, a Participant's rate of payroll or other authorized form of contributions will be adjusted downward by the Company at any time or from time to time as necessary to ensure that the limit on the amount of Stock purchased with respect to an Offering Period set forth in Section 6(c) is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll or other authorized forms of contributions for future Offering Periods by submitting a new enrollment form on or prior to the Enrollment Date for the Offering Period; any election to increase or decrease payroll deductions shall be effective as soon as practicable following the start date of that Offering Period. A Participant may not elect to increase or decrease payroll or other forms of permitted contributions during an Offering Period, except that a Participant's payroll or other forms of permitted contributions will be automatically discontinued upon the submission of an election to withdraw payroll or other forms of permitted contributions prior to a Purchase Date, as specified in Section 5(g).

          (e)    Contributing in Other Currency.    Payroll deductions or other authorized forms of contribution collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the Offering Period in which collected, with such conversion to be based on an exchange rate determined by the Administrator in its sole discretion.

          (f)    Holding of Payroll and Other Contributions.    All payroll and other contributions by a Participant under the Plan will be received and held by the Company (and/or a Subsidiary) until the end of the Offering Period, and will represent unfunded obligations of the Company (or such Subsidiary) unless otherwise required by local law. Except to the extent required by local law, such amounts are not required to be segregated and may be used by the Company (or the Subsidiary) for any corporate purpose.

          (g)    Withdrawal of Payroll and Other Contributions; Refund of Payroll and Other Contributions Upon Termination of Employment.    A Participant may elect to withdraw all (but not less than all) of his or her payroll and other contributions for a given Offering Period by submitting a notice of withdrawal (in accordance with the procedures prescribed by the Administrator (which may include accessing the Custodian's website and withdrawing electronically)) not later than the close of business the business day prior to the Purchase Date for such Offering Period. In addition, if the Participant ceases to be employed by the Company and its Subsidiaries prior to the Purchase Date, his or her payroll and other contributions for that Offering Period shall be refunded. In either case, the Company shall promptly pay to the Participant (or his or her estate, in the event of death) the amount of such payroll and other contributions. No further payroll or other contributions shall be made by the Participant in that Offering Period.

          (h)    Refund of Unused Payroll and Other Contributions.    If any of a Participant's payroll or other permitted contributions are not applied to the purchase of shares on the Purchase Date (for example, if the number of shares purchased is limited under Section 6(c)), the portion of such payroll and other contributions not applied to the purchase of shares shall be promptly refunded to the Participant.

          (i)    No Interest Payable on Contributions.    No amounts of interest will be credited or payable by the Company (or a Subsidiary) on payroll or other contributions pending investment in Stock, or upon withdrawal, refund upon termination, or refund of any unused portion, or in any other circumstance under the Plan.

        6.    Purchases of Stock.

          (a)    Purchase Rights.    Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company, on the start date of such Offering Period, of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the terms set forth in this Section 6.

          (b)    Purchase Price.    The purchase price at which each share of Stock will be purchased under a Purchase Right will equal 85% of the lesser of (i) Fair Market Value of a share of Stock on the first trading day in the Offering Period and (ii) Fair Market Value of a share of Stock on the last trading day in the Offering Period.

          (c)    Number of Shares Purchased.    The number of shares of Stock that will be purchased upon exercise of a Participant's Purchase Right for an Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(b) with the aggregate amount of the Participant's payroll and other permitted contributions during the Offering Period; provided, however, that the number of shares of Stock subject to a Participant's Purchase Right and purchasable in any Offering Period will not exceed the number derived by dividing $12,500 by 100% of the Fair Market Value of one share of Stock determined as of the first day in the Offering Period. The number of shares of Stock subject to a Purchase Right shall also be subject to the limitations set forth in 6(e).

          (d)    Automatic Exercise and Purchase.    The Purchase Right will be automatically exercised on the Purchase Date for the Offering Period. At or as promptly as practicable after the Purchase Date for an Offering Period, the aggregate amount of the Participant's payroll and other permitted contributions for the Offering Period will be applied by the Company to the purchase of shares of Stock, in accordance with the terms of the Plan. Thereupon, the Company will deliver the shares of Stock purchased to the Custodian for deposit into the Participant's Account. Payment for Stock purchased upon exercise of a Purchase Right will be made only through payroll or other authorized form of contributions in accordance with Section 5; no optional payments will be permitted.

          (e)    Accrual Limitations.

              (i)  No Participant shall be entitled to accrue rights to acquire Stock pursuant to any Purchase Right outstanding under the Plan if and to the extent such accrual, when aggregated with (A) rights to purchase Stock accrued under any other purchase right granted under the Plan and (B) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any parent or Subsidiary, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any parent or Subsidiary (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

             (ii)  For purposes of applying such accrual limitations, the following provisions shall be in effect:

              (1)   The right to acquire Stock under each outstanding Purchase Right shall accrue on the Purchase Date in effect for the Offering Period for which such right is granted.

              (2)   No right to acquire Stock under any outstanding Purchase Right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Stock under one (1) or more other purchase rights at a rate equal to $25,000 worth of Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

          (f)    If by reason of such accrual limitations, any Purchase Right of a Participant does not accrue for a particular Offering Period, then the payroll deductions and other contributions which the Participant made during that Offering Period with respect to such Purchase Right shall be refunded.

        7.    Restrictions on Sale; Restrictions on Transfer from Account; Withdrawal or Transfer of Shares, and Account Distribution Upon Termination.

          (a)    Restrictions on Sale.    Notwithstanding anything to the contrary in the Plan or any policy of the Company, shares of Stock acquired under the Plan may not be sold or otherwise be disposed of for a period of six (6) months following the Purchase Date on which those shares were purchased. Shares of Stock acquired under the Plan must be held in the Participant's Account during such restriction period and may be subject to further transfer restrictions as set forth in Section 7(b). The foregoing restriction shall not apply in the event of Participant's death to the transfer of shares to the Participant's estate or to the subsequent sale of the shares by the estate.

          (b)    Transfer Restrictions.    The Administrator may provide that, following the lapse of the restrictions under Section 7(a) and except as otherwise provided below, the shares of Stock acquired under the Plan may not be transferred (either electronically or in certificate form) from the Participant's Account until the end of the two (2)-year period measured from the start date of the Offering Period in which the shares were purchased. Such limitation shall apply both to transfers to different accounts with the Custodian and to transfers to other brokerage firms. Any shares held in the Account following the expiration of such two (2)-year period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

          The foregoing procedures in this Section 7(b) shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares following the lapse of the restrictions under Section 7(a) but prior to the satisfaction of the specified two (2)-year period is made through the Account. In addition, following the lapse of the restrictions under Section 7(a), the Participant may request a stock certificate or share transfer from his or her Account prior to the satisfaction of the specified two (2)-year period under this Section 7(b) should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the Account for use as collateral for a loan during the specified two (2)-year under this Section 7(b).

          The foregoing procedures shall apply to all shares purchased by each Participant, whether or not that Participant continues in Employee status.

          (c)    Stock Withdrawals and Transfers.    Following the expiration of the restriction period under Section 7(a) and any restriction period imposed under Section 7(b), a Participant may elect to withdraw shares of Stock from his or her Account or to transfer such shares from his or her Account to an account of the Participant maintained with a broker-dealer or financial institution, in accordance with the procedures established by the Custodian. Unless otherwise determined by the Administrator, only whole shares shall be issued or transferred and the Participant shall receive cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal or transfer. Other provisions of this Plan notwithstanding, if the Participant is then an Employee of the Company or its Subsidiaries, transfers will be made only to a broker-dealer or financial institution through which Employees are then permitted to sell Stock under the Company's policies governing employee trading in Company securities. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a) hereof.

          (d)    Distribution of Account Upon Termination.    Upon termination of employment of a Participant and subject to Section 7(a) and Section 7(b), the Custodian will continue to maintain the Participant's Account until the earlier of such time as the Participant withdraws or transfers all Stock in the Account or one year after the Participant ceases to be employed by the Company and its Subsidiaries. At the expiration of such one year period (or longer restriction period under Section 7(a) or Section 7(b)), the assets in Participant's Account shall be withdrawn or transferred as elected by the Participant or, in the absence of such election, as determined by the Administrator. If a Participant dies while assets remain credited to his or her Account, all amounts payable to the Participant will be paid to his or her estate as promptly as practicable.

        8.    General.

          (a)    Costs.    Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, including annual fees of the Custodian. The Participant shall be solely responsible for any fees, costs and commissions imposed by the Custodian for the withdrawal, transfer or sale of Stock acquired under the Plan and for other services unrelated to the purchase of Stock under the Plan.

          (b)    Statements to Participants.    The Custodian will reflect payroll (or other authorized forms of) contributions, purchases, dividends and distributions and any reinvestment thereof, withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant's Account. The Custodian will, not less frequently than semi-annually, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Account and the date thereof, the number of shares of Stock purchased, the aggregate purchase price paid, the purchase price per share, the brokerage fees and commissions paid (if any), the total shares of Stock held for the Participant's Account (computed to at least three decimal places), and other information provided by the Custodian.

          (c)    Compliance with Section 423.    It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder with respect to Offerings designated by the Administrator to be Offerings under Section 423 of the Code. Accordingly, if any provision of this Plan with respect to such designated Offerings does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

        9.    General Provisions.

          (a)    Compliance with Legal and Other Requirements.    The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal, state, local and foreign laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal, state, local or foreign law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

          (b)    Limits on Encumbering Rights.    No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant's lifetime only by the Participant.

          (c)    No Right to Continued Employment.    Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any Employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any Employee's employment at any time.

          (d)    Taxes.    The purchase of Stock will be subject to withholding of all applicable income tax, employment tax, payroll tax, social security tax, social insurance, contributions, payment on account obligations or other payments required to be withheld, collected or accounted for in connection with purchase of Stock under the Plan ("Taxes"). The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of Taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. The Company may require a Participant to remit to the Company (or a Subsidiary) the amount of such Taxes and may take such other action as may be necessary in the opinion of the Company or any Subsidiary to satisfy withholding obligations for the payment of Taxes. In addition, the Administrator reserves the right to require Participants to advise the Company of sales and other dispositions of Stock acquired under the Plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan.

          (e)    Changes to the Plan.    The Board shall have the exclusive authority to increase the total number of shares of Stock available for issuance under the Plan and to terminate the Plan at any time. The Administrator may amend or alter the Plan (other than to increase the total number of shares of Stock available for issuance under the Plan) at any time; provided, however, that any such action will be subject to the approval of the Company's stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such stockholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code. Upon termination of the Plan, the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; if such termination results in termination of any Purchase Right prior to its exercise, all of a Participant's payroll contributions not invested in Stock will be returned to the Participant (without interest) as promptly as practicable.

          (f)    No Rights to Participate; No Stockholder Rights.    No Participant or Employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Custodian and credited to the Participant's Account.

          (g)    Fractional Shares.    Unless otherwise determined by the Administrator, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant's Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances. If at any time fractional shares will not be credited to Participants' Accounts, the Administrator shall determine whether a Participant's payroll and other contributions remaining after the purchase of the greatest possible number of whole shares on a given Purchase Date will be refunded or will be retained and applied to purchases in the next Offering Period.

          (h)    Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval will be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

          (i)    Governing Law.    The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of New York (except to the extent the Delaware General Corporation Law and provisions of federal law may be applicable), without reference to principles of conflict of laws. If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

          (j)    Effective Date.    The Plan was originally effective February 1, 1998, and previously amended and restated effective on May 12, 2009, August 18, 2009, June 11, 2013 and August 11, 2015. The Plan as amended and restated herein is effective as of June 7, 2018 upon approval by the Company's stockholders.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on June 6, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ITG2018 You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ONE LIBERTY PLAZA 165 BROADWAY NEW YORK, NEW YORK 10006 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on June 6, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E45630-P07494 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. INVESTMENT TECHNOLOGY GROUP, INC. The Board of Directors recommends that you vote FOR each of the following: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Brian G. Cartwright The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! ! ! ! 1b. Minder Cheng 2. Advisory Vote to Approve Compensation of Named Executive Officers. Approval of the Investment Technology Group, Inc. Amended and Restated Employee Stock Purchase Plan. Ratification of the appointment of KPMG LLP as the company's independent registered public accounting firm for the fiscal year ending December 31, 2018. 1c. Timothy L. Jones 3. 1d. R. Jarrett Lilien 4. 1e. Kevin J. Lynch 1f. Lee M. Shavel 1g. Francis J. Troise 1h. Steven S. Wood For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. E45631-P07494 INVESTMENT TECHNOLOGY GROUP, INC. Annual Meeting of Stockholders June 7, 2018 11:30 AM This proxy is solicited by the Board of Directors This proxy is solicited by the Board of Directors of the Company. The stockholder signing on the reverse of this proxy card appoints each of Francis J. Troise, Steven R. Vigliotti and Angélique F.M. DeSanto as proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Investment Technology Group, Inc. held of record by the undersigned on April 13, 2018 or which the undersigned would otherwise be entitled to vote at the Annual Meeting of Stockholders to be held on June 7, 2018, and any adjournment or postponement thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner specified on the reverse side of this card. If no such direction is made, this proxy will be voted FOR each director under Proposal No. 1 and FOR Proposal Nos. 2, 3 and 4. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be voted on reverse side Address Changes/Comments: